UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material under §240.14a-12

Tri Pointe Homes, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
An annual meeting of stockholders (the “annual meeting”) of Tri Pointe Homes, Inc. (“Tri Pointe”) will be held at 10:00 a.m. Pacific Time, on Wednesday, April 19, 2023, at our corporate offices, located at 3161 Michelson Drive, Suite 1500, Irvine, California 92612. The annual meeting will be held for the following purposes:
•to elect the six nominees named in the proxy statement to serve on Tri Pointe’s Board of Directors until his or her successor is elected and qualified or until his or her earlier resignation, removal or death (Proposal No. 1);
•to approve, on a non-binding, advisory basis, the compensation of Tri Pointe’s named executive officers (Proposal No. 2);
•to ratify the appointment of Ernst & Young LLP as Tri Pointe’s independent registered public accounting firm for 2023 (Proposal No. 3); and
•to transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
These items of business are more fully described in the proxy statement accompanying this notice. Our Board of Directors recommends stockholders vote “FOR” the election of each of the six director nominees listed in Proposal No. 1 and “FOR” Proposals No. 2 and No. 3.
All Tri Pointe stockholders are cordially invited to attend the annual meeting, although only those stockholders of record at the close of business on February 28, 2023 are entitled to receive notice of the annual meeting and to vote at the annual meeting and any adjournments or postponements of the annual meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR SHARES OF COMMON STOCK BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD AT YOUR EARLIEST CONVENIENCE.
We have elected to take advantage of the rules that allow companies to furnish their proxy materials via the Internet. As a result, the proxy statement was made available on the Internet and we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about March 10, 2023. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy statement and annual report. Tri Pointe’s proxy materials are available online at http://www.astproxyportal.com/ast/18094.
By Order of the Board of Directors,
David C. Lee
Secretary
Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.
March 10, 2023
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INFORMATION ABOUT THE ANNUAL MEETING
General; Date; Time and Location; Purposes of the Meeting
The enclosed proxy is solicited on behalf of our Board of Directors for use at the annual meeting of stockholders of Tri Pointe Homes, Inc. (“Tri Pointe,” “we,” “us” or the “Company”) to be held at 10:00 a.m. Pacific Time, on Wednesday, April 19, 2023 or at any adjournments or postponements of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at our corporate offices, located at 3161 Michelson Drive, Suite 1500, Irvine, California 92612.
At the annual meeting, stockholders will be asked to:
•elect the six nominees named in this proxy statement to serve on our Board of Directors until his or her successor is elected and qualified or until his or her earlier resignation, removal or death (Proposal No. 1);
•approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal No. 2);
•ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 (Proposal No. 3); and
•transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
When this proxy statement refers to the “annual meeting,” it is also referring to any adjournment or postponement of the annual meeting, if it is determined by our Board of Directors to be necessary or appropriate. These materials were first sent or made available to stockholders on March 10, 2023.
Electronic Delivery
In accordance with the rules and regulations adopted by the Securities and Exchange Commission (“SEC”), we have elected to furnish the proxy materials to our stockholders via the Internet. We believe electronic delivery will expedite stockholders’ receipt of proxy materials, while lowering costs and reducing the environmental impact of the annual meeting by reducing printing and mailing of full sets of proxy materials. This proxy statement was made available on the Internet and we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials on or about March 10, 2023. If a stockholder would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.
Record Date; Quorum
Holders of record of our common stock at the close of business on February 28, 2023, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. At the close of business on the record date, 101,738,653 shares of our common stock were outstanding and entitled to vote. Stockholders are entitled to one vote on each matter submitted to the stockholders for each share of our common stock held as of the record date.
A quorum must be established in order for our stockholders to take action at the annual meeting. The presence at the annual meeting of the holders of stock having a majority of votes that could be cast by the holders of all outstanding stock entitled to vote at the annual meeting will constitute a quorum. If a share is represented for any purpose at the annual meeting, it will be deemed present for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is present when the annual meeting is convened, the subsequent withdrawal of stockholders, even if less than a quorum remains after such withdrawal, will not affect the ability of the remaining stockholders to lawfully transact business.
As of February 28, 2023, our directors and current executive officers held approximately 2.0% of the shares entitled to vote at the annual meeting. See “Ownership of Our Common Stock.”
Solicitation of Proxies
We will bear the entire cost of soliciting proxies from our stockholders. In addition to solicitation of proxies by mail, proxies may be solicited in person, by telephone or other electronic communications, such as emails or postings on our website by our directors, officers and employees, who will not receive additional compensation for these services. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $14,500 plus expenses. Banks, brokers and other nominees will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.
Adjournments and Postponements
Although it is not currently expected, if it is determined by our Board of Directors to be necessary or appropriate, the annual meeting may be adjourned or postponed. Notice will not be given of any such adjourned meeting if the date, time and location, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. If our Board of Directors fixes a new record date for determination of stockholders entitled to vote at an adjourned meeting, our Board of Directors will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as the record date determined for stockholders entitled to vote at the adjourned meeting.
Attending and Participating in the Annual Meeting
All stockholders, including stockholders of record and stockholders who hold their shares in “street name” through banks, brokers or other nominees, are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. To attend the annual meeting, stockholders of record need to bring a valid picture identification. If a stockholder holds shares in “street name” through an account with a bank, broker or other nominee, the holder will need to contact its bank, broker or other nominee and obtain a “legal proxy” from the bank, broker or other nominee and present the “legal proxy” and valid picture identification at the annual meeting, which “legal proxy” will serve as the stockholder’s admission ticket. Cell phones must be turned off prior to entering the annual meeting. Cameras and video, audio or any other electronic recording devices will not be allowed in the meeting room during the annual meeting, except to the extent permitted by us. You can obtain directions to be able to attend the annual meeting and vote in person, by requesting them in writing or by telephone from us at the following address and telephone number: Tri Pointe Homes, Inc., 3161 Michelson Drive, Suite 1500, Irvine, California 92612, Attention: Investor Relations; Telephone: (949) 478-8696.

Information on how to obtain access to the list of stockholders of record entitled to vote at the annual meeting for any purpose germane to the meeting will be available beginning ten days prior to the meeting on our website at investors.tripointehomes.com in the Investors—Resources—Annual Meeting Information section of the Investors webpage. Stockholders submitting any such request will be asked to include their control number.
Householding
SEC rules allow delivery of a single document to households at which two or more stockholders reside. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as our expenses. If a stockholder of record is eligible for householding, but it and other stockholders of record with which it shares an address receive multiple copies of the Notice, or if a stockholder of record holds stock in more than one account, and in either case the stockholder wishes to receive a single copy of the Notice for its household, it should notify our Corporate Secretary. If a stockholder participates in householding and wishes to receive a separate copy of the Notice, or does not wish to participate in householding and prefers to receive separate copies of the Notice in the future, it should notify our Corporate Secretary. A stockholder may notify our Corporate Secretary in writing at Tri Pointe Homes, Inc., 3161 Michelson Road, Suite 1500, Irvine, California 92612, Attention: Corporate Secretary, or by telephone at (949) 438-1400.
If a stockholder holds its shares through an intermediary that is utilizing householding and the stockholder wishes to receive separate copies of our annual report and proxy statement in the future, or if it is receiving multiple copies of our proxy materials and annual report and wishes to receive only one, it should contact its bank, broker or other nominee record holder.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following are some of the questions that stockholders may have about the annual meeting and answers to those questions. These questions and answers are not meant to be a substitute for the information contained in the remainder of this proxy statement, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement. We urge our stockholders to read this proxy statement in its entirety prior to making any decision.
Q:What proposals will be voted on at the annual meeting?
A:Stockholders will vote on the following proposals:
•to elect the six nominees named in this proxy statement to serve on our Board of Directors until his or her successor is elected and qualified or until his or her earlier resignation, removal or death (Proposal No. 1);
•to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal No. 2); and
•to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 (Proposal No. 3).
Q:How does our Board of Directors recommend stockholders vote?
A:Our Board of Directors recommends that stockholders vote:
•“FOR” the election of each of the six nominees to our Board of Directors until his or her successor is elected and qualified or until his or her earlier resignation, removal or death (Proposal No. 1);
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2); and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 (Proposal No. 3).
Questions With Respect to the Election of Directors (Proposal No. 1)
Q:What vote is required for election of directors?
A:Our Bylaws provide for majority voting in uncontested director elections. Uncontested director elections are defined as any meeting of stockholders at which directors are to be elected and the number of nominees does not exceed the number of directors to be elected. The election of directors at the annual meeting will be an uncontested director election, as defined. Therefore, each nominee for election as a director will be elected at the annual meeting if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and “broker non-votes” will not be counted as votes cast and will not affect the outcome with regard to this proposal. There is no cumulative voting in the election of directors.

Q:What if a stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 1?
A:If a stockholder submits a properly executed proxy to us but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the election of each of the six nominees named in this proxy statement to our Board of Directors.
Q:What if a stockholder returns a proxy but instructs the proxy holder to abstain with respect to one or more nominees?
A:If a stockholder submits a properly executed proxy to us and the proxy instructs the proxy holder to abstain with respect to one or more nominees, the shares subject to the proxy will not be voted for or against that nominee or those nominees and will be voted “FOR” or “AGAINST” the remaining nominee(s), if any, as indicated on the proxy.
Q:What if a stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 1?
A:If a stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the election.
Questions With Respect to the Advisory Vote on Executive Compensation (Proposal No. 2)
Q:What vote is required to approve the advisory vote on executive compensation?
A:Pursuant to our Bylaws, this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. The stockholder vote on this proposal is an advisory vote only and is not binding on Tri Pointe, our Board of Directors or our Compensation Committee.
Q:What if a stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 2?
A:If a stockholder submits a properly executed proxy to us but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the adoption of the resolution approving the compensation of our named executive officers.
Q:What if a stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 2?
A:If a stockholder submits a properly executed proxy to us and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, and will have the effect of a vote “AGAINST”, with regard to this proposal.

Q:What if a stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 2?
A:If a stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically be prohibited from voting in its discretion on this proposal with respect to that stockholder’s shares and these “broker non-votes” will not affect the outcome of the vote on this proposal.
Questions With Respect to the Ratification of the Appointment of Auditors (Proposal No. 3)
Q:What vote is required to approve the ratification of the appointment of auditors?
A:Pursuant to our Bylaws, this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting.
Q:What if a stockholder returns a proxy but does not indicate how the shares should be voted with respect to Proposal No. 3?
A:If a stockholder submits a properly executed proxy to us but the proxy does not indicate how it should be voted on this proposal, the shares subject to the proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
Q:What if a stockholder returns a proxy but instructs the proxy holder to abstain with respect to Proposal No. 3?
A:If a stockholder submits a properly executed proxy to us and the proxy instructs the proxy holder to abstain from voting on this proposal, the shares subject to the proxy will not be voted, and will have the effect of a vote “AGAINST”, with regard to this proposal.
Q:What if a stockholder is a beneficial owner of shares held in “street name” and fails to provide voting instructions with respect to Proposal No. 3?
A:If a stockholder is the beneficial owner of shares held in “street name” through its bank, broker or other nominee, the bank, broker or other nominee will typically have the authority to exercise its voting discretion to vote on this proposal.
General Questions
Q:How can stockholders cast their vote?
A:Stockholders may vote in one of the following ways:
•by using the toll-free number shown on the proxy card (or voting instruction card if a stockholder received its proxy materials from a bank, broker or other nominee);
•by visiting the website shown on the proxy card (or voting instruction card) to submit a proxy via the Internet;
•by completing, signing, dating and returning the enclosed proxy card (or voting instruction card) in the enclosed postage-paid envelope; or

•by attending the annual meeting and voting their shares.
Q:If a stockholder is not going to attend the annual meeting, should that stockholder return its proxy card or otherwise vote its shares?
A:Yes. Returning the proxy card (or voting instruction card if a stockholder received its proxy materials from a bank, broker or other nominee) or voting by calling the toll-free number shown on the proxy card (or voting instruction card) or visiting the website shown on the proxy card (or voting instruction card) to submit a proxy via the Internet ensures that the shares will be represented and voted at the annual meeting, even if the stockholder will be unable to, or does not, attend.
Q:If a stockholder’s shares are held in “street name” through its bank, broker or other nominee, will that bank, broker or other nominee vote those shares?
A:Banks, brokers or other nominees will not vote shares of a stockholder with respect to Proposals No. 1 and No. 2 unless the stockholder instructs its bank, broker or other nominee how to vote. A stockholder should follow the directions on the voting instruction card provided by its bank, broker or other nominee regarding how to instruct its bank, broker or other nominee to vote its shares. If a stockholder does not provide its bank, broker or other nominee with instructions, under New York Stock Exchange (“NYSE”) rules, that bank, broker or other nominee will not be authorized to vote with respect to Proposals No. 1 and No. 2, but may vote in its discretion with respect to Proposal No. 3.
Q:Can a stockholder change or revoke its proxy after mailing its proxy card?
A:Yes. If a stockholder has properly completed and submitted its proxy card, that stockholder can change or revoke its proxy vote in any of the following ways:
•by filing with our Corporate Secretary an instrument in writing revoking the proxy;
•by filing with our Corporate Secretary a duly executed proxy bearing a later date;
•by logging onto the website specified on the proxy card (or voting instruction card if a stockholder received its proxy materials from a bank, broker or other nominee) in the same manner a stockholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card (or voting instruction card) prior to the annual meeting, in each case if the stockholder is eligible to do so, and following the instructions on the proxy card (or voting instruction card); or
•by attending the annual meeting and voting their shares.
Simply attending the annual meeting will not revoke a proxy. In the event of multiple online or telephone proxies submitted by a stockholder, each proxy will supersede any earlier dated proxy and the proxy bearing the latest date will be deemed to be the final proxy of that stockholder unless that proxy is revoked.
If a stockholder holds shares in “street name” through its bank, broker or other nominee, and has directed that person to vote its shares, it should instruct that person to change its vote, or if, in the alternative, a stockholder holding shares in “street name” wishes to vote in person at the annual meeting, the stockholder must obtain a “legal proxy” from the bank, broker or other nominee and submit such “legal proxy” in accordance with the procedures set forth above under “Information About the Annual Meeting—Attending and Participating in the Annual Meeting”.
Q:What should stockholders do now?
A:After carefully reading and considering the information contained in this proxy statement, stockholders should complete their proxies or voting instruction cards as soon as possible so that their shares will be represented and voted at the annual meeting. Stockholders should follow the instructions set forth on the enclosed proxy card (or the voting instruction card if a stockholder received its proxy materials from a bank, broker or other nominee).
Q:Who can answer my questions?
A:If you have any questions about the annual meeting, need assistance in voting your shares or need additional copies of this proxy statement or the proxy card (or voting instruction card if you received your proxy materials from a bank, broker or other nominee), you should contact:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
(800) 207-3158 (Toll Free)
(212) 269-5550 (Call Collect)
or
Tri Pointe Homes, Inc.
3161 Michelson Road, Suite 1500
Irvine, California 92612
Attention: Investor Relations
Telephone: (949) 478-8696

PROPOSAL NO. 1
ELECTION OF DIRECTORS
All of our directors are elected annually at the annual meeting of stockholders. Stockholders are requested to elect the six nominees named in this proxy statement to serve on our Board of Directors until his or her successor is elected and qualified or until his or her earlier resignation, removal or death.
The names of the six nominees for director and their current positions and offices with us are set forth below. Each of the nominees is currently a director. Detailed biographical information regarding each of these nominees is provided in “Board of Directors—Director Nominees.” Our Nominating and Corporate Governance Committee of our Board of Directors has reviewed the qualifications of each of the nominees and has recommended to our Board of Directors that each nominee be submitted to a vote at the annual meeting.
All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, our Board of Directors may designate a substitute nominee or reduce the size of our Board of Directors. If our Board of Directors designates a substitute nominee, proxies may be voted for that substitute nominee. Our Board of Directors knows of no reason why any nominee will be unable or unwilling to serve if elected. Listed below are the six nominees for election as a director at the annual meeting.

Name	Age	Position
Mr. Steven J. Gilbert	75	Chairman of the Board
Mr. Douglas F. Bauer	61	Chief Executive Officer and Director
Mr. Lawrence B. Burrows	70	Independent Director
Mr. R. Kent Grahl	60	Independent Director
Ms. Vicki D. McWilliams	65	Independent Director
Ms. Constance B. Moore	67	Independent Director
Required Vote
Each nominee for election as a director will be elected if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and “broker non-votes” will not be counted as votes cast and will not affect the outcome with regard to this proposal. There is no cumulative voting in the election of directors.
Director Resignation Policy
Under our director resignation policy, any incumbent director who is not re-elected must promptly tender a written offer of resignation as a director. Our Nominating and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that our Board of Directors accept any resignation offer, our Nominating and Corporate Governance Committee will be entitled to consider all factors believed relevant by our Nominating and Corporate Governance Committee’s members, including, but not limited to: (i) any stated or perceived reasons for the director not receiving a majority vote, (ii) any alternatives for curing the underlying cause of the votes against, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to our Board of Directors, and (vi) the overall composition of our Board of

Directors, including whether accepting the resignation would cause us to fail to meet any applicable SEC or NYSE requirements or violate any of our material agreements.
In determining what action to recommend or take regarding a director’s resignation, each of our Nominating and Corporate Governance Committee and our Board of Directors may consider a range of alternatives as it deems appropriate, including, but not limited to: (i) accepting the resignation offer, (ii) rejecting the resignation offer, (iii) rejecting the resignation offer to allow the director to remain on our Board of Directors but agreeing that the director will not be nominated for re-election to our Board of Directors at the next election of directors, (iv) deferring acceptance of the resignation offer until our Board of Directors can find a replacement director with the necessary qualifications to fill the vacancy that accepting the resignation offer would create, or (v) deferring acceptance of the resignation offer if the director can cure the underlying cause for not receiving a majority vote within a specified period of time.
Our Board of Directors will act on our Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. In deciding whether to accept the resignation offer, our Board of Directors will consider the factors considered by our Nominating and Corporate Governance Committee and any additional information and factors our Board of Directors believes to be relevant. If our Board of Directors accepts a director’s resignation offer pursuant to this process, our Nominating and Corporate Governance Committee will recommend to our Board of Directors and our Board of Directors will thereafter determine whether to fill such vacancy or reduce the size of our Board of Directors. Any director who tenders his or her resignation pursuant to this provision will not participate in the proceedings of either our Nominating and Corporate Governance Committee or our Board of Directors with respect to his or her own resignation offer. If other directors who are members of our Nominating and Corporate Governance Committee did not receive a majority vote in the same uncontested election of directors, so that a quorum of our Nominating and Corporate Governance Committee cannot be achieved, then the other independent directors on our Board of Directors who received a majority of votes cast in that election will consider such resignation offer and recommend to our Board of Directors whether to accept or reject the resignation offer, or whether other action should be taken, regarding the resignation of each director who did not receive a majority vote.
Our Board of Directors recommends that stockholders vote “FOR” the election of each of the six nominees to our Board of Directors.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), to provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”). At our 2020 annual meeting of stockholders, we asked our stockholders to vote as to the frequency of future advisory votes to approve the compensation of our NEOs, and approximately 90.2% of the votes cast were voted for every year. At our 2022 annual meeting of stockholders, we held our most recent such vote and over 97% of the votes cast were voted for approval, on a non-binding, advisory basis, of the compensation of our NEOs. At this annual meeting, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution:
RESOLVED, that the stockholders of Tri Pointe Homes, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2023 proxy statement.
We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in this proxy statement. We believe that our success is attributable in substantial part to our talented and committed executives. Therefore, we have designed our executive compensation program to achieve the following objectives:
•align the interests of our executive officers with those of our stockholders;
•motivate executive officers to grow long-term stockholder value;
•reinforce our pay for performance culture by aligning the compensation realized by our executive officers with the achievement of company goals;
•provide total compensation opportunities that allow us to attract, retain and motivate talented executive officers; and
•promote desired behavior through incentive compensation without encouraging imprudent risk-taking.
Although this proposal is non-binding, our Board of Directors values the views of our stockholders. Our Board of Directors and our Compensation Committee will review the results of the vote on this proposal when determining future executive compensation arrangements.
Required Vote
Approval of this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. Abstentions will be treated as being present and entitled to vote, and will have the effect of a vote against, this proposal. “Broker non-votes” will not be treated as shares entitled to vote on the proposal and will not affect the outcome of the vote on this proposal.
Our Board of Directors recommends that stockholders vote “FOR” the adoption of the resolution approving, on a non-binding, advisory basis, the compensation of our NEOs.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Audit Committee has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further recommended that our Board of Directors submit the selection of our independent registered public accounting firm for ratification by stockholders at the annual meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2010. Representatives of Ernst & Young LLP are expected to attend the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
None of our Bylaws, our Certificate of Incorporation or any other governing documents or applicable law requires stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, our Board of Directors is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as our independent registered public accounting firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interest of stockholders. For information concerning fees billed to us for the fiscal years ended December 31, 2022 and 2021, see “Audit Committee Matters—Independent Registered Public Accounting Firm Fees.”
Required Vote
Approval of this proposal requires the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the proposal that are present in person or by proxy at the annual meeting. Abstentions will be treated as being present and entitled to vote, and will have the effect of a vote against, with regard to this proposal. As this proposal is considered “routine,” banks, brokers or other nominees may exercise their voting discretion in the absence of specific instructions with regard to this proposal.
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

BOARD OF DIRECTORS
Composition of our Board of Directors
Our Certificate of Incorporation provides that the authorized number of directors shall not be fewer than three and shall be fixed from time to time solely by resolution adopted by affirmative vote of a majority of directors then in office. Our Board of Directors currently consists of six directors.
Pursuant to our employment agreement with Mr. Bauer, we have agreed that while he is employed under that agreement, we will nominate him for re-election as a member of our Board of Directors. See “Executive Compensation—Employment Agreements and RSU Awards.”
Director Nominees
The nominees for election to our Board of Directors, together with biographical information furnished by each of them and information regarding each nominee’s qualifications, are set forth below. There are no family relationships among our executive officers and directors.
DOUGLAS F. BAUER, 61, has served as our Chief Executive Officer and as a member of our Board of Directors since January 30, 2013. He was a member of TRI Pointe Homes, LLC’s (“TPH LLC”) board of managers prior to its conversion into a corporation. Prior to forming TPH LLC in April 2009, from 1989 to 2009, Mr. Bauer served in several capacities, including most recently the President and Chief Operating Officer, for William Lyon Homes, a homebuilding company whose common stock was listed on the NYSE from 1999 until the company was taken private in 2006. His prior titles at William Lyon Homes also included Chief Financial Officer and, prior thereto, President of its Northern California Division. Prior to his 20-year tenure at William Lyon Homes, Mr. Bauer spent seven years at Security Pacific National Bank in Los Angeles, California in various financial positions. Mr. Bauer has more than 30 years of experience in the real estate finance, development and homebuilding industry. Mr. Bauer is currently involved in legislative events through his participation in Leading Builders of America. He serves on the board of directors of Building Talent Foundation, a non-profit organization whose mission is to recruit, train and place individuals in the construction industry. Mr. Bauer has also been involved in both legislative efforts and community enhancement programs through his involvement in the California Building Industry Association and HomeAid Orange County, a charitable organization with the mission of building or renovating shelters for the temporarily homeless, which serves individuals and families who find themselves without shelter due to such factors as domestic violence, job loss, catastrophic illness and crisis pregnancy. Mr. Bauer received his B.A. from the University of Oregon and later received his M.B.A. from the University of Southern California. As our Chief Executive Officer, Mr. Bauer has intimate knowledge of our business and operations, and he provides our Board of Directors with extensive experience in real estate finance, operations and development, as well as a familiarity with the workings of the homebuilding industry.
LAWRENCE B. BURROWS, 70, has served as a member of our Board of Directors since July 7, 2014. Mr. Burrows served as an executive officer of the Weyerhaeuser Company from 2008 through 2013, when he retired after 25 years with the company. He was Senior Vice President of Wood Products for Weyerhaeuser Company from 2010 through 2013. From 2008 to 2010, Mr. Burrows was President and Chief Executive Officer of Weyerhaeuser Real Estate Company (“WRECO”). Prior to becoming WRECO’s President and Chief Executive Officer, he served as President of Winchester Homes, a WRECO subsidiary, from 2003 to 2008. Mr. Burrows serves on two non-profit boards: Community Foundation of Anne Arundel County and the Dean’s Advisory Board of the Edward J. Bloustein School of Planning and Public Policy at Rutgers University. Previously he served as a member of the Board of

Directors and Audit Committee Chair of Conner Industries, a privately-held industrial wood and packaging solutions company, and as an officer and Treasurer of the Chesapeake Multi-Cultural Resource Center. Before joining Weyerhaeuser Company and WRECO, Mr. Burrows was a real estate consultant and developer. Mr. Burrows served on the Board of Habitat for Humanity, Seattle/King County, and HomeAid of Northern Virginia. Mr. Burrows earned a B.A. from Rutgers University, a Masters in City Planning from the University of Pennsylvania, and is a graduate of the Wharton School of Business Advanced Management Program. He is the author of Growth Management: Issues, Techniques and Policy Implications, published by the Center for Urban Policy Research at Rutgers University. Our Board of Directors believes that Mr. Burrows’ experience in real estate development and homebuilding is a tremendous benefit to our Board of Directors.
STEVEN J. GILBERT, 75, has served as a director on our Board of Directors since January 30, 2013. Mr. Gilbert is Chairman of the Board of Gilbert Global Equity Partners, L.P., a billion-dollar private equity fund, and has served in this capacity since 1998. He is currently a director of Fairholme Funds, Inc. (Nasdaq: FAIRX), an open-end management investment company; a director of MBIA, Inc. (NYSE: MBI); and the Lead Independent Director of the Empire State Realty Trust (NYSE: ESRT). He is also the Lead Independent Director of Oaktree Capital Group, Vice Chairman of the Executive Board of MidOcean Equity Partners, LP, and Managing Director of Raptor Sports Capital. Mr. Gilbert formerly served as a director of SDCL EDGE Acquisition Corporation (NYSE: SEDA) from October 2021 until March 2022; Senior Managing Director and Chairman of Sun Group (USA) until 2009; and Co-Chairman of Birch Grove Capital, as well as a Senior Advisor to Continental Grain. From 1992 to 1997, he was Founder and Managing General Partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of the Quantum Group of Funds, and a principal Advisor to Quantum Industrial Holdings Ltd. From 1988 to 1992, he was the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment firm. Prior to that, from 1984 to 1988, Mr. Gilbert was the Managing General Partner of Chemical Venture Partners (now CCMP Capital), which he founded. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. He was an associate in corporate finance at Morgan Stanley & Co. from 1972 to 1976, a Vice President at Wertheim & Co., Inc. from 1976 to 1978 and a Managing Director at E. F. Hutton International from 1978 to 1980. Mr. Gilbert was the Chairman of the Board of Dura Automotive Systems, Inc., True Temper Sports and CPM Holdings; Co-Chairman of Stone Tower Capital Partners; and Chairman of the Investment Committee of Prostar Capital, an infrastructure fund. Mr. Gilbert has also previously served as a director of numerous companies, including Montpelier Re, Olympus Trust, Office Depot, Inc., Funk & Wagnalls, Inc., Parker Pen Limited, Piggly Wiggly Southern, Inc., Boy’s Markets, Coast Community News, Inc., GTS-Duratek, the Asian Infrastructure Fund, Magnavox Electronic Systems Company, UroMed Corporation, Star City Casino Holdings, Ltd., Katz Media Corporation, Airport Group International, Batavia Investment Management, Ltd., Affinity Financial Group, Inc., ESAT Telecom, Ltd., Colep Holding, Ltd., NFO Worldwide, Terra Nova (Bermuda) Holdings, Limited, Freshpet, Inc., Sustainable Development Corporation, Veritas-DCG, J. O. Hambro Capital Management Group, RREEF Global Infrastructure Fund, Water Pik, Inc., and Florida Food Products, Inc. He was the principal owner, Chairman and Chief Executive Officer of Lion’s Gate Films from 1980 to 1984. Mr. Gilbert is a member of the Writer’s Guild of America (East), the Council on Foreign Relations, the Global Agenda Council on Capital Flows of the World Economic Forum and the Golf Digest Course Ranking Panel, and a member of the Board of Governors of the Lauder Institute, as well as a Fellow of the Tribeca Disruptors Foundation. Mr. Gilbert received his B.A. from the Wharton School at the University of Pennsylvania, his J.D. from the Harvard Law School and his M.B.A. from the Harvard Graduate School of Business. Mr. Gilbert provides our Board of Directors with vast investment management and leadership experience, and his prior and current service as a director of numerous publicly-held companies allows him to make valuable contributions to our Board of Directors.

R. KENT GRAHL, 60, has served as a member of our Board of Directors since September 27, 2021. Mr. Grahl served as Vice Chairman of the Board of Directors and President of Resmark Equity Partners, LLC from 1999 to 2019, where he originated, underwrote, managed and directed over $3.4 billion in equity investments that resulted in the delivery of over 27,000 residential for-sale homes, for-rent homes and lots. During his tenure, Mr. Grahl focused on delivering positive risk-adjusted returns for Resmark’s institutional investors and advised its Board of Directors on corporate initiatives and investment strategy. Prior to joining Resmark, Mr. Grahl served as lead consultant to Bankers Trust regarding its CalPERS-related residential investment program from 1998 to 1999, and from 1992 to 1998, served as Senior Vice President with Prudential Home Building Investors, where he was responsible for all investment originations and operations nationwide regarding its CalPERS-related residential investment program and Prudential’s National Residential Fund. Previously, from 1986 to 1992, Mr. Grahl served as Project Manager with Home Capital Corporation, a real estate investment subsidiary of HomeFed Bank, where he originated, underwrote and managed residential investments. Mr. Grahl graduated with a B.S. in Finance/Economics from San Diego State University in 1984 and received an M.B.A. from National University in 1987. Our Board of Directors believes that Mr. Grahl provides it with substantial experience in the development and financing of real estate, including within the homebuilding industry.
VICKI D. McWILLIAMS, 65, has served as a member of our Board of Directors since July 19, 2018. She has served as Executive Vice President of Stores for Williams-Sonoma, Inc. (NYSE: WSM), a specialty retailer of high-quality products for the home, since 2008. Her responsibilities include leading approximately 20,000 associates in 550 stores, as well as the customer care function. Ms. McWilliams’ responsibilities include developing retail strategies, human resources, profit and loss, margin, customer service, innovation in service offerings, product feedback and real estate relocations and remodels. Prior to joining Williams-Sonoma, Ms. McWilliams held several positions at Nordstrom (NYSE: JWN) during her 29-year tenure with the Company. From 1996 to 2008, she served as Executive Vice President, leading stores in Northern California and Washington, D.C. Her responsibilities included overseeing stores, developing retail strategies, distribution centers, product development, annual budgets and net income. Prior to her EVP role, Ms. McWilliams held various positions at Nordstrom, including leading the largest store, San Francisco Centre, and serving in buying roles earlier in her career. Ms. McWilliams received her B.A. in Clothing and Textiles from Washington State University. Ms. McWilliams was honored by the San Francisco Board of Supervisors in 2006 for excellence in business partnership, served on the Juvenile Diabetes San Francisco Board of Directors for over ten years and has lead campaigns for both the United Way and St. Jude’s. Ms. McWilliams provides our Board of Directors with expertise in consumer retail and the new home space and provides our Board of Directors with valuable insights regarding the customer experience.
CONSTANCE B. MOORE, 67, has served as a member of our Board of Directors since July 7, 2014. She has served as a director of Civeo Corporation (NYSE: CVEO) since June 2014 and as a director of Healthcare Realty Trust Incorporated (NYSE: HR) since March 2022. She served as a director of Columbia Property Trust (NYSE: CXP) from November 2017 until it was acquired in December 2021 (including as chair of its board of directors since December 2020), and served as a director of Strive Communities, a private company, from January 2019 until it was acquired in April 2021. Ms. Moore served as a Director of BRE Properties, Inc. (NYSE: BRE) from September 2002 until BRE was acquired in April 2014. Ms. Moore served as President and Chief Executive Officer of BRE from January 2005 until April 2014, served as President and Chief Operating Officer from January 2004 until December 2004 and served as Executive Vice President & Chief Operating Officer from September 2002 to December 2003. Ms. Moore has more than 40 years of experience in the real estate industry. Prior to joining BRE in 2002, she was a managing director of Security Capital Group & Affiliates. From 1993 to 2002, Ms. Moore held several executive positions with Security Capital Group, including co chairman and chief operating officer of Archstone Communities Trust. Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business and a bachelor's degree from San Jose State University. In 2009, she served as chair of the NAREIT. Currently, she is the chair of the Fisher Center for Real Estate and Urban Economics Policy Advisory Board at University of California, Berkeley, a Governor and a Trustee of the Urban Land Institute, serves on the board of the University of California, Berkeley, Haas School of Business, serves on the board of the Tower Foundation at San Jose State University, and serves as Vice Chair of the board at BRIDGE Housing Corporation. Our Board of Directors believes that Ms. Moore provides it with significant leadership and real estate management experience.
Qualifications and Characteristics for Directors
Our Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. In addition, our Board of Directors believes there are certain attributes every director should possess, including high personal and professional ethical standards, practical wisdom, mature judgment and integrity. Our Board of Directors seeks out, and our Board of Directors is comprised of, individuals whose background and experience complement those of our other directors. In particular, our Board of Directors is comprised of persons with a diverse range of qualifications, skills and experience in areas including, but not limited to, real estate development, homebuilding, finance, investment management, sales and marketing, operations and consumer retail, as well as substantial experience serving on other public and private boards of directors and in senior management roles within companies across various industries. Additionally, two of our directors are female and one of our directors is ethnically diverse. Our Board of Directors and our Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of our Board of Directors’ overall composition and our current and future needs. Our Board of Directors believes that each director nominee possesses the qualities and experience that our Board of Directors and our Nominating and Governance Committee believe are important, as described in further detail below in the section entitled “Corporate Governance—Committees of our Board of Directors—Nominating and Corporate Governance Committee.”

The chart below reflects certain of the key qualifications, skills and experiences of our director nominees.

# Director Nominee Qualifications, Skills and Experience

Audit/Financial Reporting
5
Capital Allocation/Finance Expertise
6
Sales and Marketing
4
Customer Experience/Retail
5
Technology and Cybersecurity
2
Public Company Board
5
Corporate Governance
5
Risk Management
6
Real Estate
6
Senior Leadership
6
Human Capital Management
6
ESG/Sustainability
3

Diversity
Women
(33%)
Racial/Ethnic Diversity
(17%)

CORPORATE GOVERNANCE
Corporate Governance Highlights

✓	Separate independent Chairman of our Board of Directors and Chief Executive Officer (“CEO”)

✓	All directors are independent under NYSE standards, except CEO

✓	Audit, Compensation and Nominating and Corporate Governance Committees are each comprised solely of independent directors

✓	One-half of our Board of Directors self-identifies as either female or ethnically diverse

✓	Annual election of directors

✓	Majority voting in uncontested director elections

✓	Director resignation policy requiring incumbent directors who are not re-elected to tender promptly a written offer of resignation

✓	Stock ownership guidelines for our directors and executive officers

✓	Policy for recoupment of executive officer incentive based compensation in the event of certain restatements of our financial results

✓	Regular executive sessions of independent directors
Director Independence
Our Board of Directors has determined that five of its current directors, Mses. McWilliams and Moore and Messrs. Burrows, Gilbert and Grahl, constituting a majority of directors, satisfy the listing standards for independence of the NYSE.
The non-management directors meet regularly in executive sessions outside the presence of management, and Mr. Gilbert, as Chairman of our Board of Directors, currently presides at all executive sessions of the non-management directors.
Leadership Structure of our Board of Directors
Our Corporate Governance Guidelines provide that our Board of Directors is free to select a Chairman in the manner it considers to be in our best interest and that the roles of Chairman of our Board of Directors and CEO may be filled by a single individual or two different persons. In 2014, our Board of Directors amended our Bylaws to provide that the position of Chairman of our Board of Directors is not an officer position. This provides our Board of Directors with flexibility to decide what leadership structure is in our best interests at any point in time. Currently, two different persons serve in these roles: Mr. Gilbert serves as Chairman of our Board of Directors and Mr. Bauer serves as CEO. At this time, our Board of Directors has determined that having Mr. Gilbert serve as Chairman of our Board of Directors and Mr. Bauer serve as CEO is in our best interest, as it allows Mr. Gilbert to focus on the effectiveness of our Board of Directors and oversight of our senior management team while Mr. Bauer focuses on executing our strategy and managing our business. In the future, however, our Board of Directors may determine that it is in our best interest to have a single individual serve as both Chairman of our Board of Directors and CEO.

Role of our Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of the risk management process. Our Board of Directors administers this oversight function directly, with support from three of its standing committees—our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. Our full Board of Directors monitors risks through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks, both long- and short-term, associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
In connection with its risk management role, our Audit Committee considers and discusses with management our major financial risk exposures and the steps management takes to monitor and control these exposures. Our Audit Committee oversees the policies and processes relating to financial statements, financial reporting processes, compliance and auditing, as well as the guidelines, policies and processes for monitoring and mitigating related risks. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy and our compensation policies and programs. Based on this oversight approach, we do not believe that our present employee compensation policies and programs are likely to have a material adverse effect on us. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our Corporate Governance Guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. In performing their respective functions, each committee has full access to management, as well as the ability to engage advisors.
It is neither feasible nor desirable to attempt to monitor or eliminate all risk. Accordingly, we necessarily face, and will continue to face, a variety of risks in the conduct of our business and there can be no assurance that our Board of Directors and its committees’ oversight will be effective in identifying and addressing all material risks. The foregoing description of the roles of our Board of Directors and its committees in risk oversight does not express or imply any additional or special duties, the duties of directors being only those prescribed by applicable law, nor is it a representation as to the existence or non-existence of facts relating to risks associated with our business.
Meetings of our Board of Directors
Our Board of Directors held four meetings during fiscal year 2022. Each member of our Board of Directors attended 75% or more of the aggregate number of meetings of our Board of Directors, and of the committees on which he or she was serving, held during fiscal year 2022. In accordance with our Corporate Governance Guidelines, we invite and generally expect our directors to attend the annual meeting. All of the members of our Board of Directors attended the 2022 annual meeting of stockholders.

Committees of our Board of Directors
Our Bylaws permit our Board of Directors to designate one or more committees, including (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Corporate Governance Committee. The current members of each of these committees are set forth in the following table:

Name	Audit	Compensation	Nominating and Corporate Governance
Lawrence B. Burrows	X*		X
Steven J. Gilbert		X	X*
R. Kent Grahl	X	X
Vicki D. McWilliams		X	X
Constance B. Moore	X	X*
__________
*     Committee Chair
Our Audit, Compensation and Nominating and Corporate Governance Committees each have a written charter that is available on our website at investors.tripointehomes.com in the Governance—Governance Documents section of the Investors webpage. We also have an Executive Land Committee, comprised of Messrs. Burrows, Gilbert and Grahl, which reviews and approves land acquisitions or dispositions with a purchase price greater than $30 million but less than $75 million, as well as an Equity Award Committee, comprised of Mr. Bauer, which has authority to approve equity awards to our employees other than executive officers or other persons subject to Section 16 of the Exchange Act and certain other key executives.
Audit Committee. Our Audit Committee of our Board of Directors, pursuant to its written charter, oversees, among other matters:
•our financial reporting, auditing and internal control activities;
•the integrity and audits of our financial statements;
•our compliance with legal and regulatory requirements;
•the qualifications and independence of our independent auditors;
•the performance of our internal audit function and independent auditors; and
•our overall risk exposure and management.
Duties of our Audit Committee also include the following:
•annually reviewing and assessing the adequacy of our Audit Committee charter and the performance of our Audit Committee;
•being responsible for the appointment, retention and termination of our independent auditors and determining the compensation of our independent auditors;
•reviewing with the independent auditors the plans and results of the audit engagement;

•evaluating the qualifications, performance and independence of our independent auditors;
•having sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof and the fees therefor;
•reviewing the adequacy of our internal accounting controls;
•periodically reviewing with management our cybersecurity program;
•meeting at least quarterly with our senior management team, internal audit staff and independent auditors in separate executive sessions; and
•preparing the Audit Committee report required by SEC regulations to be included in our annual proxy statement.
Our Audit Committee is currently comprised of three directors, Messrs. Burrows and Grahl and Ms. Moore, each of whom is a non-employee and satisfies the independence requirements under the applicable listing standards of the NYSE and the applicable rules of the SEC, and otherwise satisfies the applicable requirements for audit committee service imposed by the Exchange Act, the NYSE, as well as any other applicable legal or regulatory requirements. Our Board of Directors, in its business judgment, has determined that each of these members is “financially literate” under the rules of the NYSE. Mr. Burrows serves as the Chair of our Audit Committee. Our Board of Directors has designated each of Messrs. Burrows and Grahl and Ms. Moore as an Audit Committee “financial expert,” as that term is defined by the SEC. Our Audit Committee met four times during fiscal year 2022.
Compensation Committee. Our Compensation Committee of our Board of Directors, pursuant to its written charter, has the following responsibilities, among others:
•assists our Board of Directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;
•administers, reviews and makes recommendations to our Board of Directors regarding our compensation plans;
•annually reviews and approves our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set each executive officer’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, subject to approval by our Board of Directors;
•provides oversight of management’s decisions regarding the performance, evaluation and compensation of other officers;
•reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy and our executive officers’ compensation;

•assists management in complying with our proxy statement and annual report disclosure requirements;
•discusses with management the compensation discussion and analysis required by SEC regulations; and
•prepares a report on executive compensation to be included in our annual proxy statement.
Our Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law. In addition, our Compensation Committee may delegate some or all of its authority under the Tri Pointe Homes, Inc. 2022 Long-Term Incentive Plan (the “2022 Plan”) to our Board of Directors or, subject to applicable law, to our Chief Executive Officer or such other executive officer as our Compensation Committee deems appropriate; provided, that our Compensation Committee may not delegate its authority under the 2022 Plan to our Chief Executive Officer or any other officer with regard to the selection for participation in the 2022 Plan of an executive officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, price or amount of an award to such an officer, director or other person. In 2022, our Compensation Committee delegated authority to our Equity Award Committee, comprised of Mr. Bauer, under each of the TRI Pointe Group, Inc. Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Plan”) and the 2022 Plan, to approve equity awards to our employees other than executive officers or other persons subject to Section 16 of the Exchange Act and certain other key executives.
Our Compensation Committee is currently comprised of four directors, Mses. McWilliams and Moore and Messrs. Gilbert and Grahl, each of whom is a non-employee and (i) satisfies the independence requirements under the applicable listing standards of the NYSE and the applicable rules of the SEC, (ii) otherwise satisfies the applicable requirements for compensation committee service imposed by the Exchange Act and the NYSE and (iii) meets the requirements for a “non-employee director” contained in Rule 16b‑3 under the Exchange Act, as well as any other applicable legal or regulatory requirements.
Our Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer, General Counsel and Chief Human Resources Officer do not participate in our Compensation Committee’s deliberations concerning their own compensation or the compensation of directors. However, they meet with our Compensation Committee and provide input regarding the amount and form of the compensation of our executive officers and key employees. No other executive officers participate in our Compensation Committee’s deliberations of the amount or form of the compensation of executive officers or directors.
Our Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. Our Compensation Committee has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant. The compensation consultant provides our Compensation Committee with data about the compensation practices and levels of a peer group of companies and other companies that may compete with us for executives and develops recommendations for structuring our compensation programs. The compensation consultant is retained by, and reports directly to, our Compensation Committee and does not provide any services directly to us or our management. Our Compensation Committee met three times during fiscal year 2022.
Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee is, or has been at any time, our officer or employee, nor has any member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee of our Board of Directors, pursuant to its written charter, has the following responsibilities, among others:
•identifies individuals qualified to become members of our Board of Directors and ensures that our Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;
•develops, and recommends to our Board of Directors for its approval, qualifications for director candidates and periodically reviews these qualifications with our Board of Directors;
•reviews the committee structure of our Board of Directors and recommends directors to serve as members or chairs of each committee of our Board of Directors;
•reviews and recommends committee slates annually and recommends additional committee members to fill vacancies as needed;
•develops and recommends to our Board of Directors a set of corporate governance guidelines applicable to us and, at least annually, reviews such guidelines and recommends changes to our Board of Directors for approval as necessary; and
•oversees the annual self-evaluations of our Board of Directors and management.
Our Nominating and Corporate Governance Committee is currently comprised of three directors, Messrs. Gilbert and Burrows and Ms. McWilliams, each of whom is a non-employee and satisfies the independence-related requirements of the NYSE as well as any other applicable legal or regulatory requirements. Our Nominating and Corporate Governance Committee met two times during fiscal year 2022.
In evaluating candidates for nomination to our Board of Directors, our Nominating and Corporate Governance Committee takes into account the applicable requirements for directors under the Exchange Act, other applicable laws and the listing standards of the NYSE. Our Nominating and Corporate Governance Committee may take into consideration such other factors and criteria that it deems appropriate in evaluating a candidate, including the candidate’s judgment, skill, integrity, diversity, business or other experience, time availability in light of other commitments and conflicts of interest. Our Nominating and Corporate Governance Committee may (but is not required to) consider candidates suggested by management or other members of our Board of Directors. Although our Nominating and Corporate Governance Committee does not have a formal policy on diversity with regard to its consideration of director nominees, our Board of Directors recognizes the importance of diversity as it relates to viewpoints, backgrounds, leadership and business experience, as well as ethnicity, race and gender, and our Nominating and Corporate Governance Committee evaluates candidates’ ability to contribute to such diversity.

Policy Regarding Stockholder Recommendations
We identify new director candidates through a variety of sources. Although our Nominating and Corporate Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, our Corporate Governance Guidelines provide that, when formulating its director nomination recommendations, our Nominating and Corporate Governance Committee will consider candidates recommended by stockholders and others, as it deems appropriate. In considering candidates submitted by stockholders, our Nominating and Corporate Governance Committee will take into consideration applicable legal and exchange listing requirements, the needs of our Board of Directors and the qualifications of the candidate. Stockholders may propose director nominees by adhering to the advance notice procedures described in the section entitled “Stockholder Proposals for 2024 Annual Meeting” in this proxy statement. Our Nominating and Corporate Governance Committee may also establish procedures, from time to time, regarding submission of candidates by stockholders and others.
In considering director candidates for election at the annual meeting, our Nominating and Corporate Governance Committee did not consider nominees other than the six incumbent directors listed in Proposal No. 1 of this proxy statement, as no new candidates were proposed and these six incumbent directors continue to exhibit the qualifications described above.
Code of Business Conduct and Ethics
Our Board of Directors has adopted the Tri Pointe Homes, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. Additionally, our Board of Directors has adopted the Tri Pointe Homes, Inc. Code of Ethics for Senior Executive and Financial Officers that applies to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (or persons performing similar functions to the aforementioned officers). The Code of Business Conduct and Ethics along with the Code of Ethics for Senior Executive and Financial Officers are available on our website at investors.tripointehomes.com in the Governance—Governance Documents section of the Investors webpage. If we make any substantive amendments to either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Executive and Financial Officers, or grant any waiver from a provision of either Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We have adopted these codes as guides for future conduct and, as such, they should not be considered to constitute representations as to past compliance.
Corporate Governance Guidelines
Our Corporate Governance Guidelines are available on our website at investors.tripointehomes.com in the Governance—Governance Documents section of the Investors webpage.
Environmental, Social and Governance (ESG) Matters
Pursuant to our Corporate Governance Guidelines, our Board of Directors is responsible for overseeing Tri Pointe’s policies, programs and strategy regarding environmental, social and governance-related matters, including, in consultation with our management team, with respect to ESG disclosures and assessments of the effectiveness of our policies, programs and strategy regarding ESG matters.
Consistent with our values, we recognize the importance of ESG considerations to our stakeholders and continue to look for ways to incorporate ESG into our sustainability and other initiatives.

Additional data and disclosures regarding ESG matters are available on our website at investors.tripointehomes.com/ESG. The data and disclosures available on our website reference the SASB Standards maintained by the IFRS Foundation for companies within the “Home Builders” industry, the GHG Protocol Corporate Accounting and Reporting Standard with respect to the calculation of our greenhouse gas (GHG) emissions, and the United Nations Sustainable Development Goals. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement. For any questions or comments regarding ESG matters, please contact us at ESG@tripointehomes.com.
Stockholder Communications with our Board of Directors
Our stockholders and other interested persons who want to communicate directly with our Board of Directors as a group, the Chairman of our Board of Directors, the non-management directors as a group, or any individual director may do so by delivering such communication in care of our Corporate Secretary at: Tri Pointe Homes, Inc., Presiding Director or Non-Management Directors c/o Corporate Secretary, 3161 Michelson Road, Suite 1500, Irvine, California 92612.
All communications must be accompanied by the following information:
•if the person submitting the communication is a stockholder, a statement of the number of shares of our common stock that the person holds;
•if the person submitting the communication is not a stockholder, the nature of the person’s interest in us;
•any special interest (meaning an interest not in the capacity as a stockholder) of the person in the subject matter of the communication; and
•the address, telephone number and e-mail address, if any, of the person submitting the communication.
Communications received in writing are forwarded to (i) our Board of Directors, (ii) the non-management directors as a group, or (iii) any individual director to whom the communication is directed. However, the following communications will not be forwarded: any threatening, incoherent, obscene, defamatory or similarly inappropriate communication; any communication that involves an ordinary business matter (such as a job inquiry, a business account or transaction, a request for information about us, form letters, spam, invitations and other forms of mass mailings); surveys; and any communication that does not relate to matters relevant to us or our business, unless requested by a director or at management’s discretion. At each meeting of our Board of Directors, a summary of all such communications received since the last meeting that were not forwarded will be presented, and such communications will be available to directors on request.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we describe our compensation practices, programs, and decisions for our NEOs, who were as follows for 2022:
•Douglas F. Bauer, CEO
•Thomas J. Mitchell, President and Chief Operating Officer
•Glenn J. Keeler, Chief Financial Officer and Chief Accounting Officer
•David C. Lee, Vice President, General Counsel and Secretary
For more information regarding our current executive officers, see “Management.”
Introduction and Compensation Philosophy
We design our compensation programs to achieve the following key objectives:
•align the interests of our executive officers with those of our stockholders;
•motivate executive officers to grow long-term stockholder value;
•reinforce our pay for performance culture by aligning the compensation realized by our executive officers with the achievement of company goals;
•provide total compensation opportunities that allow us to attract, retain and motivate talented executive officers; and
•promote desired behavior through incentive compensation without encouraging imprudent risk-taking.
Outlined below are the tools we use to obtain these objectives:
Link Pay to Performance:  We link a significant portion of executive officer compensation to performance. On average, more than one-half of 2022 NEO total compensation was performance-based and was tied to several financial performance metrics.
Balance Performance Considerations: We utilize short-term and long-term performance awards to motivate performance while mitigating incentives for undue risk-taking.
Short-Term Performance. In 2022, we granted cash incentive awards with payouts based on achievement of a pre-tax earnings performance objective for the year.
Long-Term Performance.  In 2022, we granted equity awards in the form of performance- and time-based restricted stock units (“RSUs”) to motivate long-term performance, align the interests of our executive officers with those of our stockholders and encourage retention. On average, more than one-half of 2022 NEO total compensation was equity-based. In the case of Messrs. Bauer and Mitchell, 60% of the RSUs granted in 2022 (at target performance) were performance-based and 40% were time-based. For Messrs.

Keeler and Lee, 50% of the RSUs granted in 2022 (at target performance) were performance-based and 50% were time-based.
Maintain Rigorous Stock Ownership Guidelines: Our minimum stock ownership guidelines encourage ownership and further align the interests of our executive officers with those of our stockholders.
These pay practices are discussed in more detail under “—2022 NEO Compensation Decisions” below.
Other Compensation and Governance Practices
What We Do

✓	Independent Consultant: Our Compensation Committee engages an independent compensation consultant that does not provide any other services to us.
✓
Independent Chairman of our Board of Directors: We separate the roles of Chairman of our Board of Directors and Chief Executive Officer. This separation allows the Chairman to focus on the effectiveness of our Board of Directors and oversight of our senior management while our CEO focuses on executing our strategy and managing our business.

✓
Prohibition on Hedging: We prohibit all directors, officers and employees from engaging in transactions that have the effect of hedging the economic value of their interests in our common equity, unless such transactions are pre-cleared by our General Counsel.

✓	Clawback Policy: We have a policy that provides for recoupment of incentive compensation in the event of an accounting restatement and misconduct of an executive officer.
✓	Equity Grant Timing Policy: We have adopted a policy regarding the timing of equity awards.
✓
Double-Trigger Vesting: For equity awards assumed by a buyer in a change in control transaction, our equity award agreements provide for vesting of the awards only if the executive’s employment is involuntarily terminated without cause or voluntarily terminated for good reason.

What We Do Not Do

✗	Provide Tax Gross Ups on Change in Control Benefits
✗	Provide Excessive Executive Perquisites
✗	Provide Tax Gross Ups on Perquisites or Benefits
✗	Guarantee Base Salary Increases or Incentive Payments for Executives
✗	Allow for Re-Pricing of Underwater Stock Options without Stockholder Approval
Compensation Decision-Making Process
Role of our Compensation Committee
Our Compensation Committee is responsible for reviewing and approving (subject to the approval of our Board of Directors), on an annual basis, the corporate goals and objectives with respect to the compensation of all of our executive officers, as described in our Compensation Committee Charter. Our Compensation Committee relies on its own review and the advice of its independent compensation consultant in establishing executive officer pay. While our Compensation Committee seeks the input of our CEO in making executive officer pay decisions, our Compensation Committee ultimately makes all decisions.

In February 2022, our Compensation Committee reviewed and recommended that our Board of Directors approve annual incentive performance objectives for fiscal year 2022 and long-term incentive awards to our NEOs under the 2013 Plan, the predecessor to our 2022 Plan.
After the completion of fiscal year 2022, our Compensation Committee recommended and our Board of Directors (i) approved annual incentive payouts for our NEOs based on the achievement of the performance objectives established at the beginning of 2022, and (ii) determined achievement of performance objectives with respect to the long-term incentive awards granted to our NEOs in 2020 that had a performance period ended December 31, 2022. A description of these payouts can be found under “—2022 NEO Compensation Decisions” below.
In February 2023, our Compensation Committee recommended, and our Board of Directors approved, annual incentive performance objectives for fiscal year 2023 and long-term incentive awards to our executive officers under our 2022 Plan, including performance-based RSUs with a performance period ending December 31, 2025.
Independent Compensation Consultant to our Compensation Committee
Our Compensation Committee has engaged Semler Brossy as its independent compensation consultant. Semler Brossy’s duties generally include preparation of material for our Compensation Committee’s executive officer pay analysis, review of our peer group, recommendations for non-employee director compensation, discussion and analysis of potential incentive programs, review and analysis of executive officer employment agreements and work on behalf of our Compensation Committee to review management’s recommendations to our Compensation Committee about executive officer pay matters. Semler Brossy also provides periodic updates on regulatory and governance trends, as well as other support, to the Compensation Committee, upon request from time to time. Semler Brossy has been retained by, and reports directly to, our Compensation Committee, and does not provide any services to us other than those described above. Our Compensation Committee has assessed Semler Brossy’s independence in light of SEC requirements and NYSE listing standards relating to adviser independence and determined that Semler Brossy’s work does not raise any conflict of interest or independence concerns.
Role of Management

Our Compensation Committee requested that certain members of senior management, in consultation with Semler Brossy, draft meeting agendas and provide executive compensation information or recommendations to our Compensation Committee. Our Compensation Committee remained in regular communication with members of senior management, who consulted with Semler Brossy regarding the design of our executive compensation program. Our CEO, President/Chief Operating Officer, Chief Financial Officer, General Counsel and Chief Human Resources Officer were invited by our Compensation Committee to attend all or portions of certain meetings to present information and answer questions regarding, among other things, potential performance metrics and operational performance goals. However, our Compensation Committee makes all decisions regarding the compensation for the CEO and President/Chief Operating Officer in executive session without management present. Our CEO submitted base salary, annual cash incentive and long-term incentive recommendations to our Compensation Committee for Messrs. Keeler and Lee for both 2022 and 2023, which our Compensation Committee considered in making its determinations. In addition, our Compensation Committee delegated to the CEO limited authority to make equity awards to employees who are not executive officers.

Peer Group and Market Data
Our Compensation Committee examines market data annually to understand both pay levels and pay practices. Our Compensation Committee primarily reviews data from a peer group that consists of publicly-traded homebuilding companies, which our Compensation Committee believes is an appropriate list of competitors for business and talent. Our Compensation Committee uses peer group data to assess the reasonableness of executive officer pay and generally seeks to ensure the aggregate compensation for the executive officers is comparable over time to companies similar to us. For Mr. Lee, our Compensation Committee reviews pay data from compensation surveys for both homebuilders and the broader market when assessing pay decisions.
For our CEO and President/Chief Operating Officer, our Compensation Committee targets the 65th percentile of market for target total compensation, with market defined as the average pay levels for the top two highest paid executive officers among our peers. Our Compensation Committee determined that, due to the experience, capabilities, shared responsibilities and contributions of our CEO and President/Chief Operating Officer as long-tenured executives and founders of the Company, targeting compensation for such executive officers above the median of the market (as such market is defined immediately above) is appropriate. Our pay levels for Messrs. Bauer and Mitchell are intentionally less differentiated than would be expected in the market given the greater sharing of management responsibilities between these executives than would be the case at many other peer companies. Our Compensation Committee does not have an explicit pay positioning strategy relative to peers by component of pay or by executive for our other executive officers.
Our Compensation Committee, in consultation with Semler Brossy and our management, periodically reviews and considers changes to the composition of our peer group. The companies in our 2022 peer group were unchanged from 2021 and are shown in the table below.

Our Peer Group
Beazer Homes USA	NVR
Hovnanian Enterprises	PulteGroup
KB Home	Taylor Morrison
M.D.C. Holdings	Century Communities
Toll Brothers	LGI Homes
M/I Homes	Meritage Homes

For purposes of measuring relative total stockholder return (“TSR”) to determine the modifier applicable to our performance-based RSU awards in 2022, our Compensation Committee used all of the companies listed in the peer group above, and also included D.R. Horton and Lennar.

D.R. Horton and Lennar were not included in our peer group for pay benchmarking purposes because the annual revenue of each company was greater than five times our annual revenue. As a result, our Compensation Committee determined that these companies were not sufficiently comparable from a pay level perspective.
Advisory Vote on Executive Compensation
At our 2022 Annual Meeting of Stockholders, our stockholders voted to approve on an advisory basis the compensation of our NEOs. Over 97% of the votes cast with respect to this proposal were cast for approval of our NEOs’ compensation. Our Compensation Committee determined that the executive compensation philosophy and compensation elements continued to be appropriate. Although we continue to review and consider updates to our compensation programs annually, we have not made any change specifically in response to the advisory vote of our stockholders.
At the annual meeting, our stockholders will vote on an advisory basis whether to approve the compensation of our NEOs. Our Board of Directors and our Compensation Committee will review and consider the result of such vote when determining future executive compensation arrangements.
Pay Design and Compensation Elements
Our compensation programs are comprised of the following compensation elements:
•Base Salary. The base salaries of our executive officers are intended to provide a competitive level of fixed compensation in order to attract, retain and motivate talented executive officers. Base salaries are generally set based on each executive officer’s responsibilities, performance, skills and experience as compared with relevant market data.
•Annual Incentive Program. In furtherance of our compensation philosophy to award incentive bonuses based on performance, we design our annual incentive programs to motivate and reward executive officers for achieving pre-established company financial performance objectives.
•Long-term Incentive Awards. Our Compensation Committee believes that a substantial portion of each executive officer’s compensation should be in the form of long-term equity incentive compensation. While our annual incentive programs reward executive officers for actions that impact short- and mid-term performance, our Compensation Committee recognizes that long-term equity incentive awards also serve the interests of our stockholders by:
◦giving these key employees the opportunity to participate in the long-term appreciation of our common stock;
◦encouraging executive officers to create and sustain stockholder value over longer periods because the value of equity awards is directly attributable to changes in the price of our common stock over time; and
◦promoting executive officer retention because the full value of equity awards cannot be realized until vesting occurs, which generally requires continued employment for multiple years.
In addition, a significant portion of the long-term incentive awards granted to our NEOs are in the form of performance-based equity awards linked to specified performance metrics.
2022 NEO Pay Programs
The graphs below illustrate the relative average mix of the (i) base salary, (ii) annual incentive target and (iii) long-term incentive award target for Messrs. Bauer and Mitchell and all other NEOs for 2022. The incentive mix for Messrs. Bauer and Mitchell was more substantially performance-based, recognizing the higher level of responsibility of these NEOs and their greater ability to influence overall business results.

Average Pay Mix - CEO and COO
15%
27%
57%
Base Salary
Annual Incentive Target
Long-term Incentive Target

Average Pay Mix - All Other NEOs
27%
31%
42%
Base Salary
Annual Incentive Target
Long-term Incentive Target

The table below summarizes the three key elements of 2022 compensation for our NEOs. In addition to these compensation elements, our NEOs participate in benefits and other programs as described in “—Other Compensation Programs and Policies.”

Pay Element	Purpose	2022 Description

Base Salary	Provide a competitive level of fixed compensation to attract, retain and motivate talented executive officers	Our Board of Directors and our Compensation Committee reviewed fixed cash compensation levels and made adjustments depending on the executive officer’s responsibilities, performance, skills and experience as compared to relevant market data.

Annual Cash Incentive	Motivate and reward executive officers for achieving pre-established company performance goals	Our Board of Directors, with the recommendation of our Compensation Committee, approved cash performance awards for our NEOs under the 2013 Plan with a performance period of January 1, 2022 to December 31, 2022. Actual payout amounts were based on the Company’s level of achievement of the 2022 fiscal year pre-tax earnings annual incentive performance objective (equal to the Company’s business plan) established by our Board of Directors.

Long-term Incentive	Motivate and reward executive officers’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives; encourage executive retention	Messrs. Bauer and Mitchell were granted a mix of performance-based and time-based RSUs, with 60% of the awards in the form of performance-based RSUs (at target performance) and 40% of the awards in the form of time-based RSUs. Additionally, Messrs. Keeler and Lee were granted a mix of performance-based and time-based RSUs, with 50% of the awards in the form of performance-based RSUs (at target performance) and 50% of the awards in the form of time-based RSUs. These mixes of performance-based and time-based incentives are intended to be consistent with the compensation practices of our peers and balance performance and retention objectives. The performance-based RSUs have a performance period from January 1, 2022 to December 31, 2024 and are allocated to two separate performance metrics: (i) 50% to revenue objectives for the performance period; and (ii) 50% to pre-tax earnings objectives for the performance period, in each case subject to a modifier based on the Company’s TSR performance relative to its peer group. Our Board of Directors and our Compensation Committee believed these performance metrics reward our executives appropriately for Company performance over time and align the executive’s interests with those of our stockholders.
2022 NEO Compensation Decisions
Base Salary
Based on our Compensation Committee’s recommendation, our Board of Directors approved 2022 base salary increases for Messrs. Bauer, Mitchell, Keeler and Lee of $40,000, $40,000, $100,000 and $50,000, respectively, based on competitive market practices for executive officers in similar roles. Our Compensation Committee and our Board of Directors considered each of the NEO’s responsibilities, performance, skills and experience as compared with relevant market data in determining to increase their base salaries. The increase for Mr. Keeler was larger than for our other executives to more closely align his compensation with relevant peer group market data regarding chief financial officer compensation.
Our Compensation Committee took the recommendations of Mr. Bauer into consideration when determining the compensation of Messrs. Keeler and Lee.

The table below compares the NEOs’ base salaries for 2022 and 2021.

Executive	2022 Base Salary	2021 Base Salary	% Increase
Douglas F. Bauer	$960,000	$920,000	4%
Thomas J. Mitchell	$930,000	$890,000	4%
Glenn J. Keeler	$700,000	$600,000	17%
David C. Lee	$550,000	$500,000	10%
Annual Cash Incentive
At the beginning of 2022, based on our Compensation Committee’s recommendation, our Board of Directors approved annual incentive targets for our NEOs. These annual incentive targets were defined as a percentage of their base salaries and were determined based on each NEO’s responsibilities, skills and experience as compared with relevant market data. As a result of this review, our Board of Directors approved a target annual incentive percentage increase for Messrs. Keeler and Lee to 130% and 100%, respectively, of base salary.
The table below compares the NEOs’ 2022 and 2021 annual incentive targets:

	2022 Annual Incentive Target		2021 Annual Incentive Target
Executive	% of Salary	$	% of Salary	$
Douglas F. Bauer	175%	$1,680,000	175%	$1,610,000
Thomas J. Mitchell	175%	$1,627,500	175%	$1,557,500
Glenn J. Keeler	130%	$910,000	100%	$600,000
David C. Lee	100%	$550,000	60%	$300,000
For 2022, based on our Compensation Committee’s recommendation, our Board of Directors established pre-tax earnings as the performance metric for cash performance awards to all NEOs. Pre-tax earnings is a common metric used within the homebuilding industry in general, and our Compensation Committee and our Board of Directors believe it is well aligned with the objective of stockholder value creation.
For 2022, based on our Compensation Committee’s recommendation, our Board of Directors approved a pre-tax earnings annual incentive performance objective of approximately $707.1 million, which was equal to our business plan. Pre-tax earnings means our income from continuing operations before taxes, as reported in our consolidated financial statements for the relevant periods, adjusted to exclude (i) the impact of consolidated annual bonus expense, land-related charges and impairments, debt refinancing or extinguishment, changes in applicable accounting standards, net income attributed to non-controlling interests, and (ii) any unusual or nonrecurring events affecting us or our financial statements that our Compensation Committee deems appropriate in its sole discretion. Payouts were based on our level of achievement of this performance objective and were calculated based on percentages of each NEO’s annual incentive target, as set forth in the table below:

Performance Objective Achievement Level	% of Business Plan	NEO Payout (as % of 2022 Annual Incentive Target)
Maximum	120%	200%
Target	100%	100%
Threshold	80%	50%
Below Threshold	Below 80%	0%
Achievement between the threshold, target and maximum levels would be determined by straight line interpolation and achievement below threshold would result in zero incentive payout for the NEO.
The Company’s income before income taxes for 2022 was approximately $773.2 million, and based on our Compensation Committee’s determination, our Board of Directors certified that our adjusted pre-tax earnings for 2022 as approximately $817.3 million. This performance represented 115.6% of the annual incentive performance objective, which resulted in a payout of 178.0% of target. See “—Non-GAAP Measures” below for a reconciliation of adjusted pre-tax earnings to the most directly comparable GAAP financial measure.
The table below presents the results of our 2022 annual cash incentive program and the corresponding payouts to each of the NEOs based on these results.

	2022 Annual Incentive Target % of Salary	2022 Annual Incentive Payout
Executive		% of Target Earned	$
Douglas F. Bauer	175.0%	178.0%	$2,989,602
Thomas J. Mitchell	175.0%	178.0%	$2,896,177
Glenn J. Keeler	130.0%	178.0%	$1,619,368
David C. Lee	100.0%	178.0%	$978,739
Long-Term Incentives
At the beginning of 2022, based on our Compensation Committee’s recommendation, our Board of Directors determined the target value of the long-term incentive awards that would be granted to each of the NEOs in 2022 based on the NEO’s responsibilities, skills, experience and contributions. Our Compensation Committee and our Board of Directors also took into consideration the relative mix of cash and equity compensation relative to our peers when determining the target value of long-term incentives. Based on our Compensation Committee’s recommendation, our Board of Directors structured the 2022 long-term incentive program so that the NEOs were granted a mix of performance-based and time-based RSUs.
The target value of the long-term incentive awards granted to the NEOs in 2022 was as follows:

	2022 Long-term Incentive Award Target Values
Executive	Performance-Based RSUs	Time-Based RSUs	Total
Douglas F. Bauer	$2,100,000	$1,400,000	$3,500,000
Thomas J. Mitchell	$2,100,000	$1,400,000	$3,500,000
Glenn J. Keeler	$600,000	$600,000	$1,200,000
David C. Lee	$375,000	$375,000	$750,000

In determining the target value of long-term incentive awards that would be granted in 2022, our Compensation Committee and our Board of Directors considered the value of the long-term incentive awards granted in 2021, the structure of the 2021 long-term incentive program and relevant market benchmarking data.
Based on our Compensation Committee’s recommendation, our Board of Directors structured the 2022 long-term incentive program for (i) Messrs. Bauer and Mitchell to be 60% performance-based RSUs (at target performance) and 40% time-based RSUs and (ii) Messrs. Keeler and Lee to be 50% performance-based RSUs (at target performance) and 50% time-based RSUs. These mixes of performance-based and time-based incentives are intended to be consistent with the compensation practices of our peers and balance performance and retention objectives.
Performance-based RSUs
The performance-based RSUs granted by our Board of Directors to our NEOs in 2022 under our 2013 Plan may be earned in a range from 0% of target (for performance below threshold) to 250% of target (for maximum performance, including the application of the maximum TSR modifier) over a three-year performance period beginning on January 1, 2022 and ending on December 31, 2024. Performance is assessed based on equally-weighted goals related to cumulative revenue and cumulative pre-tax earnings, as further modified by our TSR performance relative to our peer group, all as described below. Based on the closing market price of the Company’s common stock on the date of grant, the number of 2022 performance-based RSUs that could be earned by the NEOs for target performance were as follows: Mr. Bauer (100,000), Mr. Mitchell (100,000), Mr. Keeler (28,571) and Mr. Lee (17,857).
Based on our Compensation Committee’s recommendation, our Board of Directors selected two separate performance metrics for the performance-based RSUs granted in 2022 as follows: (i) 50% are tied to revenue objectives for the performance period and (ii) 50% are tied to pre-tax earnings objectives for the performance period, in each case subject to a modifier based on the Company’s TSR performance relative to its peer group.
Based on our Compensation Committee’s recommendation, our Board of Directors structured the performance-based RSUs so that the vesting, if at all, of these RSUs will be based on our percentage attainment of specified threshold, target and maximum performance objectives with respect to each performance metric, with the percentage of the performance-based RSUs that will vest if our performance is between such performance levels to be determined by straight line interpolation.
In the case of the revenue performance-based RSUs, the performance objectives and related percentage of the target award that would vest (before any adjustment with respect to the TSR modifier) are as set forth in the table below:

Performance Level	Cumulative Revenue	Percentage of Target Award that Vests
Maximum	115% of Cumulative Revenue Plan and above	200%
Target	100% of Cumulative Revenue Plan	100%
Threshold	85% of Cumulative Revenue Plan	50%
Below Threshold	Below 85% of Cumulative Revenue Plan	0%

In the case of the pre-tax earnings performance-based RSUs, the performance objectives and related percentage of the target award that would vest (before any adjustment with respect to the TSR modifier) are as set forth in the table below:

Performance Level	Cumulative Pre-Tax Earnings	Percentage of Target Award that Vests
Maximum	120% of Cumulative PTE Plan and above	200%
Target	100% of Cumulative PTE Plan	100%
Threshold	80% of Cumulative PTE Plan	50%
Below Threshold	Below 80% of Cumulative PTE Plan	0%
Additionally, the number of RSUs that vest pursuant to each of the revenue and pre-tax earnings performance-based RSU awards will be adjusted by a TSR modifier based on the Company’s TSR performance against its peer group during the performance period, as follows:

TSR Percentile on Vesting Date	TSR Adjustment Factor
Top Quartile	x 125%
Second Quartile and Third Quartile	No modification
Bottom Quartile	x 75%
The performance period for the performance-based RSUs is January 1, 2022 to December 31, 2024. If the performance-based RSUs do not vest on or before December 31, 2024, they will be cancelled and forfeited for no consideration.
In the case of the pre-tax earnings performance-based RSUs, our pre-tax earnings results are adjusted to exclude the impact of (i) consolidated annual bonus expense, land-related charges and impairments, debt refinancing or extinguishment, changes in applicable accounting standards, net income attributed to non-controlling interests, and (ii) any unusual or nonrecurring events affecting the Company or its financial statements that our Compensation Committee deems appropriate in its sole discretion. In the case of the revenue performance-based RSUs, our revenue results are adjusted (i) to exclude the effect of extraordinary, unusual, and/or nonrecurring items, including revenues attributable to non-controlling interests not originally forecast in our cumulative revenue plan, and changes in applicable accounting standards, and (ii) to reflect such other factors as our Compensation Committee deems appropriate to fairly reflect revenue.
For purposes of the modifier, TSR is determined based on changes in stock price plus dividends paid during the applicable performance period. Our Board of Directors may make adjustments to our peer group based on developments that occur during the performance period, such as removing from the peer group, retroactively to the beginning of the performance period, any company no longer existing as an independent entity or which has announced it is being acquired.
Our Compensation Committee and our Board of Directors believe exceptional Company performance is required to achieve the maximum performance objective and that it would be difficult to achieve maximum vesting of the performance-based RSUs. The difficulty of attaining the performance objectives for the performance-based RSUs is inherently uncertain because they are subject to a number of factors beyond the control of either the Company or an NEO, including overall economic conditions, the performance of the securities markets generally, and other risks and uncertainties that we face, including those described in our annual report on Form 10‑K and other SEC filings.
Time-based RSUs
In 2022, our Board of Directors also granted the following number of time-based RSUs to our NEOs: Mr. Bauer (66,666), Mr. Mitchell (66,666), Mr. Keeler (28,571) and Mr. Lee (17,857). The RSUs vest one-third each year beginning on the first anniversary of the grant date. The number of time-based RSUs granted to each NEO was determined by dividing the value of the award by the closing market price of the Company’s common stock on the date of grant. The 2022 time-based RSU awards promote executive officer retention by vesting annually as to one-third of each award over a three-year period.
The value of the awards to Messrs. Keeler and Lee was based on recommendations made by our CEO to our Compensation Committee after evaluation of each such NEO’s responsibilities, skills, experience, prior year performance and potential future contributions, as well as relevant market information.
2020 Performance-Based RSUs
In February 2020, our Board of Directors granted Messrs. Bauer, Mitchell, Keeler and Lee performance-based RSUs based on the Company’s revenue and pre-tax earnings objectives for the performance period, in each case subject to a modifier based on the Company’s TSR performance relative to its peer group. Our Board of Directors allocated one-half of the performance-based RSUs granted to each of these performance metrics. The performance period for these performance-based RSUs was January 1, 2020 to December 31, 2022. The vesting, if at all, of these performance-based RSUs was based on our percentage attainment of specified threshold, target and maximum performance objectives with respect to each performance metric.
In the case of the revenue performance-based RSUs, the performance objectives and related percentage of the target award that would vest (before any adjustment with respect to the TSR modifier) are as set forth in the table below. The cumulative revenue plan for this performance period was $10.0 billion. Our Compensation Committee has the ability to adjust cumulative revenue to (i) exclude the effect of extraordinary, unusual and/or nonrecurring items, including revenues attributable to non-controlling interests not originally forecast in the cumulative revenue plan, and changes in applicable accounting standards and (ii) reflect such other factors as it deems appropriate to fairly reflect revenue.

Performance Level	Cumulative Revenue	Percentage of Target Award that Vests
Maximum	115% of Cumulative Revenue Plan and above	200%
Target	100% of Cumulative Revenue Plan	100%
Threshold	85% of Cumulative Revenue Plan	50%
Below Threshold	Below 85% of Cumulative Revenue Plan	0%
In the case of the pre-tax earnings performance-based RSUs, the performance objectives and related percentage of the target award that would vest (before any adjustment with respect to the TSR modifier) are as set forth in the table below. The cumulative pre-tax earnings plan for this performance period was $889.5 million. Our Compensation Committee has the ability to adjust cumulative pre-tax earnings to (i) exclude the effect of extraordinary, unusual and/or nonrecurring items, including net income attributable to non-controlling interests, and changes in applicable accounting standards and (ii) reflect such other factors as it deems appropriate to fairly reflect pre-tax earnings.

Performance Level	Cumulative Pre-Tax Earnings	Percentage of Target Award that Vests
Maximum	120% of Cumulative PTE Plan and above	200%
Target	100% of Cumulative PTE Plan	100%
Threshold	80% of Cumulative PTE Plan	50%
Below Threshold	Below 80% of Cumulative PTE Plan	0%
Additionally, the number of RSUs that vest pursuant to each of the revenue and pre-tax earnings performance-based RSU awards will be adjusted by a TSR modifier based on the Company’s TSR performance against its peer group during the performance period, as follows:

TSR Percentile on Vesting Date	TSR Adjustment Factor
Top Quartile	x 125%
Second Quartile and Third Quartile	No modification
Bottom Quartile	x 75%
On February 15, 2023, our Compensation Committee certified the actual performance achieved with respect to these performance-based RSUs for the performance periods ended December 31, 2022. On February 16, 2023, based on our Compensation Committee’s recommendation, our Board of Directors determined that:
•the Company’s cumulative revenue for the performance period ended December 31, 2022 was $11.5 billion, which is 114.7% of the target performance level; therefore, 198.1% of the target performance-based RSUs tied to revenue granted to each of Messrs. Bauer, Mitchell, Keeler and Lee vested. Our Board of Directors did not make any adjustments, as permitted by our incentive plan, to our cumulative revenue for the performance period.
•the Company’s adjusted pre-tax earnings for the performance period ended December 31, 2022 was $1.8 billion, which is above the maximum performance level; therefore, 200% of the target performance-based RSUs tied to pre-tax earnings granted to each of Messrs. Bauer, Mitchell, Keeler and Lee vested. See “—Non-GAAP Measures” below for a reconciliation of adjusted cumulative pre-tax earnings to the most directly comparable GAAP financial measure.
•the Company’s relative TSR for the performance periods ended December 31, 2022 was just below the 36th percentile, which falls within the second quartile; therefore, the number of RSUs that vested pursuant to the above-described performance-based RSUs was not adjusted.
Therefore, our Board of Directors approved the issuance of 178,590, 170,473, 37,882 and 16,234 shares of common stock to Messrs. Bauer, Mitchell, Keeler and Lee, respectively.

2023 Executive Officer Pay Programs
Based on our Compensation Committee’s recommendation, our Board of Directors took the following actions with respect to 2023 executive compensation:
•Base Salary. Our Board of Directors did not make any changes to the 2022 base salaries for Messrs. Bauer, Mitchell, Keeler and Lee.
•Annual Cash Incentive Program. Our Board of Directors did not make any changes to the 2022 target annual incentive percentages for Messrs. Bauer, Mitchell, Keeler and Lee. The payout amounts for each of our NEOs, if any, may range from 0% to 200% of the target annual incentive based on the Company’s achievement of revenue and pre-tax earnings performance objectives for 2023 and will be calculated based on percentages of each officer’s target.
•Long-Term Incentive Program.
For 2023, our Board of Directors approved a long-term compensation program for Messrs. Bauer, Mitchell, Keeler and Lee that comprises a mix of performance-based and time-based RSUs. For Messrs. Bauer and Mitchell, 60% of the awards are in the form of performance-based RSUs (at target performance) and 40% of the awards are in the form of time-based RSUs. For Messrs. Keeler and Lee, 50% of the awards are in the form of performance-based RSUs (at target performance) and 50% of the awards are in the form of time-based RSUs. In each case, this mix of performance-based and time-based incentives is consistent with the awards made to our NEOs in 2022. Our Board of Directors determined that the mix of performance-based and time-based incentives for the NEOs balances performance and retention objectives.
The performance-based RSUs were designed similarly to the 2022 awards described above, except that our Board of Directors eliminated the TSR modifier that applies to the 2022 awards and reduced the maximum payout of the 2023 awards from 250% to 200% to account for the elimination of the TSR modifier. The awards were allocated to two separate performance metrics as follows: (i) 50% are tied to revenue objectives for the performance period; and (ii) 50% are tied to pre-tax earnings objectives for the performance period. Total payouts will range from 0% (for performance below threshold) to 200% (for maximum performance) of target based on performance results for the performance period, which is January 1, 2023 to December 31, 2025. The time-based RSUs vest one-third each year beginning on the first anniversary of the grant date. Accordingly, through heavy emphasis on variable, performance-based incentives with rigorous performance goals based on key financial objectives and actual payouts subject to adjustment based on stockholder returns, our Compensation Committee believes our long-term incentive program appropriately aligns pay for performance while promoting stockholder value creation.

The number of 2023 performance-based and time-based RSUs awarded to the NEOs under our 2013 Plan were as follows:

	2023 Long-term Incentive Awards
Executive	Performance-Based RSUs(1)	Time-Based RSUs
Douglas F. Bauer	90,478	60,318
Thomas J. Mitchell	90,478	60,318
Glenn J. Keeler	25,850	25,850
David C. Lee	16,156	16,156
__________

(1)	Number of performance-based RSUs that could be earned by the NEOs for target performance.
The total target annual compensation of our current executive officers for 2023 is as follows, which is unchanged compared to 2022:

2023 Total Target Compensation by Element
Executive	Base Salary	Target Annual Incentive	Target Long-term Incentive	Total
Douglas F. Bauer	$960,000	$1,680,000	$3,500,000	$6,140,000
Thomas J. Mitchell	$930,000	$1,627,500	$3,500,000	$6,057,500
Glenn J. Keeler	$700,000	$910,000	$1,200,000	$2,810,000
David C. Lee	$550,000	$550,000	$750,000	$1,850,000
Other Compensation Programs and Policies
Severance and Change in Control Benefits
The Company has employment agreements with each of Messrs. Bauer and Mitchell. These agreements govern their treatment upon a termination of employment, among other considerations. The change in control component of these agreements reflects our belief that the interests of stockholders will be best served if the interests of these executives are aligned with the stockholders, and that providing change in control benefits should eliminate or at least reduce disincentives to pursue potential change in control transactions that may be in the best interests of stockholders.
The Company also has severance and change in control protection agreements with each of Messrs. Keeler and Lee. These agreements govern the treatment of each of them upon a termination of employment, including in connection with a change in control.
See the “Executive Compensation—Potential Payments Upon Termination or Change in Control” section of this proxy statement for further information regarding the severance and change in control provisions of these agreements and a quantification of the compensation to be received in the event of a change in control or termination of the employment of Messrs. Bauer, Mitchell, Keeler and Lee as of December 31, 2022.
Benefits
Our executive officers participate in retirement and benefit plans generally available on the same terms to our other employees. These benefits include a 50% match on their 401(k) contributions up to applicable IRS limits, as well as medical, vision, dental, employee assistance program, life insurance and long-term disability coverage. In addition, we pay for annual executive physical examinations for each of our executive officers, and provide certain of our executive officers with a reimbursement of life insurance premiums and reimbursement of club membership dues.
Equity Grant Timing Practices Policy
It is the policy of our Compensation Committee that regular annual equity awards are granted on the later of the second business day after the public release of fiscal year-end earnings, or (if later) the Monday following the date on which our Compensation Committee approves the awards. Our Compensation Committee may in its discretion make equity awards at other times in connection with new hires, promotions or special circumstances. The grant date for these awards will generally be the Monday following the date on which our Compensation Committee approves the award. If the grant date is a Monday and a closing price is not reported for that day, the grant date will generally be the next following day on which a closing price is reported.
Stock Ownership Guidelines
Our Board of Directors has adopted the following stock ownership guidelines:

Position	Ownership Guideline
Directors	5 times annual cash retainer
CEO	5 times base salary
President	5 times base salary
CFO	3 times base salary
Designated corporate vice presidents	1 times base salary
Directors and executive officers have five years from the date on which they become subject to the guidelines to satisfy the applicable guideline level. For the purposes of these guidelines, ownership includes shares beneficially owned and unvested restricted stock and RSU awards subject only to time-based vesting. Unexercised options, whether vested or not, do not count as stock “owned” under these guidelines. During the applicable five-year transition period, if a participant is not in compliance with the applicable guideline, he or she is required to retain 60% of shares earned net of taxes from any of our incentive plans until he or she is in compliance with the guidelines. If a participant fails to achieve the required ownership during the applicable five-year transition period, that person will thereafter be required to retain 100% of shares earned net of taxes until the targeted ownership level is attained.
“Clawback” Policy
Our Compensation Committee administers our “clawback” policy that provides for recoupment from our executive officers of incentive compensation in the event of certain restatements of our financial results. Incentive compensation under this policy means all cash bonuses and equity compensation awarded to a covered executive, the amount, payment and/or vesting of which was calculated based wholly or in part on the application of objective performance criteria. It does not cover an executive’s base salary. A trigger event occurs under the policy when we are required to prepare an accounting restatement of our financial statements due to a material noncompliance with any financial reporting requirement under the securities laws. If, following a trigger event, our Compensation Committee determines that:

•the amount of any incentive compensation awarded to, or received by, a covered executive during the three-year period preceding the date on which we are required to prepare the accounting restatement would have been lower (and not earned) had it been calculated based on the restated financial results; and
•the executive engaged in fraud, intentional misconduct or gross negligence, our Compensation Committee will seek to recoup from the executive the after-tax portion of the difference between the awarded compensation and the actual compensation.
Our Compensation Committee is not required to seek recoupment from an executive if it determines that seeking recovery would not be in our best interests. In making this determination, our Compensation Committee may take into account, among other factors, the probability of success under applicable law; the cost of seeking recoupment; the effect of seeking recoupment on any pending or threatened investigations, litigation or other proceedings involving us; the difficulty of proof; the possibility of counterclaims against us; and the amount subject to recoupment. Our Compensation Committee is authorized under the policy to determine in its discretion the method for obtaining recoupment.
In October 2022, the SEC adopted final rules implementing the provisions of the Dodd-Frank Act regarding the clawback of erroneously awarded incentive-based compensation. The final rules direct the national securities exchanges to establish listing standards that require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation from any current or former executive officers and set forth certain related disclosure obligations. In February 2023, the NYSE published proposed revisions to its listing standards implementing the SEC’s final rules. Once the NYSE has adopted final listing standards, we intend to timely revise our clawback policy to comply with such new requirements.
No Hedging of Company Stock
As described further in our policy on insider trading, all directors, officers and employees are prohibited from (i) selling our securities short or buying or selling call or put options or other derivatives in respect of our securities and (ii) entering into transactions which have the effect of hedging the economic value of any direct or indirect interests of the person in our common equity, including hedging participation in any of our long-term stock ownership plans unless such transactions are pre-cleared by our General Counsel.
Tax Deductibility; Section 162(m)
Section 162(m) of the Internal Revenue Code limits the ability of public companies to deduct for U.S. income tax purposes compensation in excess of $1 million paid to certain covered employees, generally including the NEOs. Consistent with its past practice, our Compensation Committee will continue to design compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.
Non-GAAP Measures
In this Compensation Discussion and Analysis, we reference adjusted pre-tax earnings and adjusted revenue financial measures used by our Compensation Committee in connection with executive compensation calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), which are reconciled to the nearest GAAP financial measures in the table below. These non-

GAAP financial measures may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Adjusted Pre-Tax Earnings for 2022 Annual Cash Incentive (dollars in thousands)
Year Ended December 31, 2022
Income before income taxes	$773,212
Add: $4.3 million in deposit and pre-acquisition charges relating to land transactions	$4,287
Add: $46.1 million relating to consolidated annual bonus expense	$46,149
Less: $6.3 million relating to net income attributed to non-controlling interests	$6,349
Adjusted pre-tax earnings	$817,300

Reconciliation of Adjusted Cumulative Pre-Tax Earnings for 2020 Performance-Based RSUs (dollars in thousands)
2020 income before income taxes	$373,377
2021 income before income taxes	$625,662
2022 income before income taxes	$773,212
Cumulative pre-tax earnings	$1,772,251
Add: $19.6 million impairment relating to Tri Pointe Homes Bay Area	$19,600
Add: $4.3 million in deposit and pre-acquisition charges relating to land transactions	$4,287
Less: $6.3 million relating to net income attributed to non-controlling interests	$6,349
Adjusted cumulative pre-tax earnings	$1,789,790

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.
Based on such review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted by:
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Constance B. Moore, Compensation Committee Chair
Steven J. Gilbert
R. Kent Grahl
Vicki D. McWilliams

OWNERSHIP OF OUR COMMON STOCK
The following table sets forth the beneficial ownership of our common stock as of February 28, 2023 by (i) each of our directors, (ii) each of the executive officers named in the table entitled “Fiscal 2022 Summary Compensation Table”, (iii) all of our directors and current executive officers as a group and (iv) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.
To our knowledge, except as otherwise set forth in the footnotes to the table, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person. The number of securities shown represents the total number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as noted below, the address for all beneficial owners in the table below is 940 Southwood Blvd, Suite 200, Incline Village, NV 89451.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage(2)
Directors and Executive Officers:
Douglas F. Bauer(3)	664,707	*
Lawrence B. Burrows	88,738	*
Steven J. Gilbert	68,268	*
R. Kent Grahl	11,606	*
Vicki D. McWilliams	40,610	*
Constance B. Moore	60,613	*
Glenn J. Keeler	71,406	*
David C. Lee	31,890	*
Thomas J. Mitchell(4)	1,024,996	1.0%
All directors and current executive officers as a group (9 persons)	2,062,834	2.0%
5% or more Stockholders:
BlackRock, Inc.(5)(6)	18,364,828	18.1%
The Vanguard Group(5)(7)	13,458,758	13.2%
Dimensional Fund Advisors LP(5)(8)	8,325,898	8.2%
Echo Street Capital Management LLC(5)(9)	6,574,250	6.5%
Fuller & Thaler Asset Management, Inc.(5)(10)	6,280,773	6.2%
__________

*	Represents less than 1% of the number of shares of our common stock outstanding.
(1)	Beneficial ownership includes the following shares that the directors and executive officers could acquire by exercising stock options on or within 60 days of February 28, 2023: Mr. Gilbert: 3,699; and Mr. Mitchell: 51,533. For each of Messrs. Burrows, Gilbert and Grahl and Mses. Moore and McWilliams, the beneficial ownership also includes 7,677 RSUs that vest on or within 60 days of February 28, 2023. For all directors and current executive officers as a group, these stock options and RSUs represent an aggregate of 93,617 shares.

(2)	The percentages are calculated based on 101,738,653 shares of our common stock outstanding and entitled to vote as of February 28, 2023. For each person, separately, his or her percentage is calculated by including his or her stock options and RSUs set forth in footnote (1) above in both the numerator and denominator, and for the directors and current executive officers as a group, the percentage is calculated by including the stock options and RSUs set forth in footnote (1) above in both the numerator and denominator.
(3)	Amount includes 350,611 shares are held in trust for the benefit of Mr. Bauer and his immediate family. Mr. Bauer has sole voting and dispositive power with respect to 314,096 shares and shared voting and dispositive power with respect to 350,611 shares.
(4)	Amount includes 610,000 shares are held in trust for the benefit of Mr. Mitchell and his immediate family. Mr. Mitchell has sole voting and dispositive power with respect to 363,463 shares and shared voting and dispositive power with respect to 610,000 shares.
(5)	The beneficial ownership figures for the 5% or more stockholders were taken from their respective Schedule 13G or Schedule 13G/A filings with the SEC.
(6)	According to the Schedule 13G/A filed on January 23, 2023, BlackRock, Inc. has sole voting power with respect to 18,099,172 shares and sole dispositive power with respect to 18,364,828 shares. Its address is 55 East 52nd Street, New York, NY 10055.
(7)	According to the Schedule 13G/A filed on February 9, 2023, The Vanguard Group has sole dispositive power with respect to 13,236,264 shares, shared voting power with respect to 123,698 shares, and shared dispositive power with respect to 222,494 shares. Its address is 100 Vanguard Blvd., Malvern, PA 19355.
(8)	According to the Schedule 13G/A filed on February 10, 2023, Dimensional Fund Advisors LP has sole voting power with respect to 8,195,488 shares and sole dispositive power with respect to 8,325,898 shares. Its address is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(9)	According to the Schedule 13G filed on February 14, 2023, Echo Street Capital Management LLC (“Echo Street”) and Greg Poole have shared voting power with respect to 6,574,250 shares and shared dispositive power with respect to 6,574,250 shares. Greg Poole is the Managing Member of Echo Street and may be deemed to be the beneficial owner of such shares in his capacity as a control person.The address for Echo Street and Mr. Poole is 12 E. 49th Street, 44th Floor, New York, NY 10017.
(10)	According to the Schedule 13G filed on February 14, 2023, Fuller & Thaler Asset Management, Inc. has sole voting power with respect to 6,162,676 shares and sole dispositive power with respect to 6,280,773 shares. Its address is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of December 31, 2022, with respect to our equity compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	3,838,776	$ 15.08(1)	7,498,653
Equity compensation plans not approved by security holders	—	—	—
Total	3,838,776	$ 15.08(1)	7,498,653
__________

(1)	This weighted-average exercise price excludes outstanding RSUs that can be exercised for no consideration. At December 31, 2022, there were 104,021 shares of our common stock to be issued upon the exercise of outstanding options that we assumed in connection with our merger transaction with WRECO during the year ended December 31, 2014. The weighted-average exercise price of these assumed options was $14.36 at December 31, 2022.

EXECUTIVE COMPENSATION
Fiscal 2022 Summary Compensation Table
The following table summarizes information regarding the compensation awarded to, earned by or paid to Mr. Douglas Bauer, our Chief Executive Officer, Mr. Thomas Mitchell, our President and Chief Operating Officer, Mr. Glenn Keeler, our Chief Financial Officer and Chief Accounting Officer, and Mr. David Lee, our Vice President, General Counsel and Secretary, collectively our NEOs for 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Douglas F. Bauer Chief Executive Officer	2022	960,000	—	3,629,986	—	2,989,602(3)	35,480(4)	7,615,068
	2021	920,000	—	3,324,722	—	3,220,000	31,560	7,496,282
	2020	826,500	—	2,837,015	—	3,045,000	147,145	6,855,660

Thomas J. Mitchell President and Chief Operating Officer	2022	930,000	—	3,629,986	—	2,896,177(3)	19,860(5)	7,476,023
	2021	890,000	—	3,324,722	—	3,115,000	16,410	7,346,132
	2020	798,000	—	2,708,062	—	2,940,000	131,840	6,577,902

Glenn J. Keeler Chief Financial Officer and Chief Accounting Officer	2022	700,000	—	1,237,124	—	1,619,368(3)	11,974(6)	3,568,466
	2021	600,000	—	815,303	—	1,200,000	8,950	2,624,253
	2020	390,000	—	673,586	—	800,000	46,704	1,910,290

David C. Lee VP, General Counsel and Secretary	2022	550,000	—	773,196	—	978,739(3)	12,150(7)	2,314,085
	2021	500,000	—	506,569	—	600,000	9,312	1,618,881
	2020	487,500	—	279,955	—	400,000	46,579	1,214,034
__________

(1)
Due to the uncertainty of the impact of COVID-19 on the Company’s business, with approval of the Board of Directors, the Company’s NEOs agreed to a temporary reduction of their respective base salaries for 2020, as follows: (i) the base salaries of Messrs. Bauer and Mitchell were reduced by 20%; and (ii) the base salaries of Messrs. Keeler and Lee were reduced by 10%, in each case effective for three months. These base salary reductions did not constitute a reduction of these executive officers’ base salaries for purposes of calculating incentive compensation, cash or other bonus compensation or any severance or change in control benefits payable to such individuals. The amounts shown for 2020 in this column are the amounts received after those reductions.

(2)
In accordance with SEC rules, the amount shown is the aggregate grant date fair value for awards granted during the fiscal year calculated in accordance with FASB ASC Topic 718. The grant date fair value of time-based RSU awards is based on the closing stock price on the grant date. The grant date fair value of performance-based RSU awards for 2022 related to both revenue and pre-tax earnings is based on assumed target achievement and $22.30 per share based on a Monte Carlo simulation. The aggregate grant date fair value of the performance-based RSUs for 2022 at maximum performance (250% of target) for Messrs. Bauer, Mitchell, Keeler and Lee was $5,575,000, $5,575,000, $1,592,833, and $995,528, respectively. Amounts shown do not reflect compensation actually received or that may be realized in the future by the executive officer. For a discussion of the assumptions relating to the valuation of the 2022 awards granted to the NEOs, please see Note 14. Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	Represents the amount earned under our 2022 non-equity, annual cash incentive compensation plan, as described in further detail above in “Compensation Discussion and Analysis”.
(4)	Represents the amount paid by us in 2022 for club membership dues for the NEO ($20,400), contributions to a defined contribution plan ($9,150), the reimbursement of life insurance premiums ($3,180) and an executive physical examination ($2,750).

(5)	Represents the amount paid by us in 2022 for contributions to a defined contribution plan ($9,150), the reimbursement of life insurance premiums ($7,710), employee reward programs/reimbursements that are available to employees generally ($250) and an executive physical examination ($2,750).
(6)	Represents the amount paid by us in 2022 for contributions to a defined contribution plan ($9,150), employee reward programs/reimbursements that are available to employees generally ($74) and an executive physical examination ($2,750).
(7)	Represents the amount paid by us in 2022 for contributions to a defined contribution plan ($9,150), employee reward programs/reimbursements that are available to employees generally ($250) and an executive physical examination ($2,750).

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas F. Bauer	Cash	2/22/2022	840,000	1,680,000	3,360,000	—	—	—	—	—	N/A	—
	Perf.-Based RSUs	2/22/2022	—	—	—	37,500	100,000	250,000	—	—	N/A	$2,230,000
	Time-Based RSUs	2/22/2022	—	—	—	—	—	—	66,666	—	N/A	$1,399,986
Thomas J. Mitchell	Cash	2/22/2022	813,750	1,627,500	3,255,000	—	—	—	—	—	N/A	—
	Perf.-Based RSUs	2/22/2022	—	—	—	37,500	100,000	250,000	—	—	N/A	$2,230,000
	Time-Based RSUs	2/22/2022	—	—	—	—	—	—	66,666	—	N/A	$1,399,986
Glenn J. Keeler	Cash	2/22/2022	455,000	910,000	1,820,000	—	—	—	—	—	N/A	—
	Perf.-Based RSUs	2/22/2022	—	—	—	10,714	28,571	71,427	—	—	N/A	$637,133
	Time-Based RSUs	2/22/2022	—	—	—	—	—	—	28,571	—	N/A	$599,991
David C. Lee	Cash	2/22/2022	275,000	550,000	1,100,000	—	—	—	—	—	N/A	—
	Perf.-Based RSUs	2/22/2022	—	—	—	6,696	17,857	44,643	—	—	N/A	$398,199
	Time-Based RSUs	2/22/2022	—	—	—	—	—	—	17,857	—	N/A	$374,997
__________

(1)	See footnote 2 to the Summary Compensation Table for information about assumptions used to determine the grant date fair value for these awards.

Outstanding Equity Awards as of December 31, 2022
The following table provides information regarding the equity awards held by the NEOs as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Douglas F. Bauer					19,939(2)	370,666
					178,590(3)	3,319,988
					47,462(4)	882,319
							266,975(5)	4,963,065
					66,666(6)	1,239,321
							50,000(7)	929,500
Thomas J. Mitchell	51,533(8)		16.17	4/7/2024
					19,034(2)	353,842
					170,473(3)	3,169,100
					47,462(4)	882,319
							266,975(5)	4,963,065
					66,666(6)	1,239,321
							50,000(7)	929,500
Glenn J. Keeler					5,532(2)	102,840
					37,882(3)	704,226
					14,604(4)	271,488
							54,763(5)	1,018,035
					28,571(6)	531,135
							14,286(7)	265,567
David C. Lee					2,213(2)	41,140
					16,234(3)	301,798
					9,128(4)	169,690
							34,228(5)	636,289
					17,857(6)	331,962
							8,929(7)	165,981

__________

(1)	The market value of RSUs was calculated by multiplying the number of unvested RSUs by the closing price of our common stock ($18.59) on December 30, 2022, the last trading day of 2022.
(2)	February 20, 2020 RSU award, one-third of which vested on each of February 20, 2021 and February 20, 2022 and the remaining one-third of which vested on February 20, 2023.
(3)	February 20, 2020 RSU award that vested on December 31, 2022 based on the achievement of certain performance metrics. On February 16, 2023, upon the recommendation of our Compensation Committee, our Board of Directors certified the actual performance achieved with respect to these RSUs and determined the applicable number of RSUs that vested as of December 31, 2022. Payment occurred in early 2023 after certification of the performance results
(4)	February 22, 2021 RSU award, one-third of which vested on each of February 22, 2022 and February 22, 2023 and the remaining one-third of which vests on February 22, 2024.
(5)	February 22, 2021 RSU award that vests, if at all, on December 31, 2023 based on the achievement of certain performance metrics. Based on an assessment of performance through the first two years of the three-year performance period, the number of shares reflected in the table assumes maximum performance under the applicable RSU award. Amounts shown do not reflect the actual number of shares that may be issued to the NEO with respect to such award upon completion of the performance period.
(6)	February 22, 2022 RSU award, one-third of which vested on February 22, 2023 and one-third of which vests on each of February 22, 2024 and February 22, 2025.
(7)	February 22, 2022 RSU award that vests, if at all, on December 31, 2024 based on the achievement of certain performance metrics. Based on an assessment of performance through the first year of the three-year performance period, the number of shares reflected in the table assumes threshold performance under the applicable RSU award. Amounts shown do not reflect the actual number of shares that may be issued to the NEO with respect to such award upon completion of the performance period.
(8)	April 7, 2014 stock option grant.
Option Exercises and Stock Vested
The following table sets forth on an aggregated basis for each of the NEOs, the number and value of shares of our common stock acquired upon exercise of stock options, and the number and value of shares of our common stock acquired upon vesting of RSUs during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Douglas F. Bauer	—	—	275,471	6,308,098
Thomas J. Mitchell	94,067	181,352	265,648	6,081,609
Glenn J. Keeler	—	—	20,252	438,666
David C. Lee	—	—	9,743	209,952
__________

(1)	Represents the value of the acquired shares based on the closing stock price on the date of vesting.

Employment Agreements and RSU Awards
In March 2019, we entered into new employment agreements with each of Messrs. Bauer and Mitchell (the “2019 Employment Agreements”), which replaced our previous employment agreements with such executives. Each of the 2019 Employment Agreements has an initial term of three years and on the third anniversary date (and each annual anniversary date thereafter) will be automatically extended for one additional year unless either party provides the other with at least 60 days’ prior written notice of non-renewal. If a “change in control” (as defined in the 2019 Employment Agreements) occurs during the initial or extended term, then the term will continue for not less than 24 months beyond the month in which the change in control occurs. Both parties have the right to terminate the executive’s employment at any time, with or without cause, and with or without prior notice.
The 2019 Employment Agreements provide that upon termination of employment, each executive will receive any accrued but unpaid base salary and other accrued and unpaid compensation, including any accrued and unpaid vacation and annual bonus. Upon either an “involuntary termination without cause” (as defined in the agreement) or a voluntary termination for a “good reason” (as defined in the agreement), the executive, subject to his delivery of a release of claims, will also be entitled to receive specified severance benefits. If a covered termination occurs at any time other than during the period beginning three months prior to and ending 24 months after a “change in control” (as defined in the agreement), Messrs. Bauer and Mitchell will be entitled to receive (i) an amount equal to 2 and 1.5, respectively, times the sum of his annual base salary plus the greater of (a) the average of the annual cash bonuses received for the two fiscal years ending before the termination; and (b) the target annual bonus for the year in which the termination occurs; and (ii) a pro rata portion of the executive’s annual bonus for the fiscal year in which the termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by our Board of Directors or a committee of our Board of Directors for that year. If a covered termination occurs during the period beginning three months prior to and ending 24 months after a change in control, then the multiplier applicable to the payment described in (i) above will be 3 with respect to Mr. Bauer and 2.5 with respect to Mr. Mitchell. In either case and if the executive elects continued healthcare coverage under COBRA, the Company will also directly pay, or reimburse the executive for, the (i) premium for his and his covered dependents through the earlier of (a) the 24-month anniversary of the date of his termination of employment; and (b) the date he and his covered dependents become eligible for healthcare coverage under another employer’s plan(s); and (ii) the premiums to maintain the executive’s life and disability insurance coverage through the 24-month anniversary date of his termination of employment. In the event that the executive’s employment is terminated due to “death or disability” (as defined in the agreement), the executive or his beneficiaries or estate will be entitled to receive an amount equal to the executive’s target bonus for the fiscal year in which the termination occurs plus, if employment is terminated due to a disability, the Company will directly pay, or reimburse, the executive for (i) the premium for executive and his dependents to maintain continued health care coverage pursuant to COBRA through the earlier of (a) the 24-month anniversary of the date of his termination of employment, and (b) the date he and his covered dependents become eligible for healthcare coverage under another employer’s plan(s); and (ii) the premiums to maintain the executive’s life and disability insurance coverage through the 24-month anniversary date of his termination of employment.
The 2019 Employment Agreements also provide for, among other things:
•an annual base salary equal to $800,000 (Mr. Bauer) and $770,000 (Mr. Mitchell), subject to increase in the discretion of our Board of Directors or a committee of our Board of Directors;

•eligibility for annual cash performance bonuses targeted at 160% (Mr. Bauer) and 160% (Mr. Mitchell) of the executives’ base salaries or such other amount as determined in the sole discretion of our Board of Directors or a committee of our Board of Directors;
•eligibility to receive stock options and other equity incentive grants as determined by our Board of Directors or a committee of our Board of Directors; and
•entitlement to all rights and benefits to which the executive is entitled under our benefits and compensation practices that are in effect from time to time and provided to our executive employees generally, as well as benefits provided to the executive consistent with past practices; provided we are not obligated to adopt or maintain any benefits or compensation practices at any time.
The 2019 Employment Agreements contain non-competition provisions and non-solicitation provisions that apply during the term of such agreements and for one year after the termination of the executive’s employment for any reason. However, the post-employment non-competition provisions do not apply and will not be enforced in California or other states where such restrictive covenants are not permitted.
In 2022, we granted performance-based RSUs to Messrs. Bauer, Mitchell, Keeler and Lee, respectively, under our 2013 Plan. Based on the closing market price of the Company’s common stock on the date of grant, the number of performance-based RSUs that could be earned by the NEOs for target performance under the awards were as follows: Mr. Bauer (100,000), Mr. Mitchell (100,000), Mr. Keeler (28,571) and Mr. Lee (17,857). These performance-based RSUs may be earned in a range from 0% of target (for performance below threshold) to 250% of target (for maximum performance, including the application of the maximum TSR modifier) over the performance period. For additional details concerning these performance-based RSUs, including applicable performance conditions, see “Compensation Discussion and Analysis—2022 NEO Compensation Decisions—Long-Term Incentives.”
In 2022, we also granted time-based RSUs to Messrs. Bauer (66,666), Mitchell (66,666), Keeler (28,571) and Lee (17,857) that vest one-third each year beginning on the first anniversary of the grant date.
Potential Payments Upon Termination or Change in Control
The employment agreements with each of Messrs. Bauer and Mitchell provide for certain payments upon either termination of employment or a change in control, as described in “—Employment Agreements and RSU Awards” above.
The Company entered into severance and change in control protection agreements with Messrs. Keeler and Lee in March 2019 (the “2019 Severance Agreements”). Each of the 2019 Severance Agreements has an initial term of three years and on the third anniversary date (and each annual anniversary date thereafter) will be automatically extended for one additional year unless either the executive or the Company gives at least 60 days’ prior written notice of non-renewal. If a “change in control” (as defined in the 2019 Severance Agreements) occurs during the initial or extended term, then the term will continue for not less than 24 months beyond the month in which the change in control occurs. The 2019 Severance Agreements do not create a contract of employment between the Company and the executive, and both the Company and the executive will have the right to terminate the executive’s employment at any time, with or without cause, and with or without prior notice. In February

2020, the Company entered into amendments to each of the 2019 Severance Agreements with Messrs. Keeler and Lee, respectively (the “2019 Severance Agreement Amendments”), as described below.
The 2019 Severance Agreements provide that upon termination of employment, each executive will receive any accrued but unpaid base salary and other accrued and unpaid compensation, including any accrued and unpaid vacation and annual bonus. Upon either an “involuntary termination without cause” (as defined in the agreement) or a voluntary termination for a “good reason” (as defined in the agreement), each of which is considered a “covered termination”, Messrs. Lee and Keeler, subject to his delivery of a release of claims, will be entitled to receive (i) an amount equal to the sum of his annual base salary plus the greater of (a) the average of the annual cash bonuses received for the two fiscal years ending before the termination; and (b) the target annual bonus for the year in which the termination occurs; and (ii) a pro rata portion of the executive’s annual bonus for the fiscal year in which the termination occurs based on actual achievement of the applicable bonus objectives and/or conditions determined by our Board of Directors or a committee of our Board of Directors for that year. In either case, and if the executive elects continued healthcare coverage under COBRA, the Company will directly pay, or reimburse, the executive for (i) the monthly premium for his and his covered dependents to maintain health care coverage pursuant to COBRA through the earlier of (a) the 24-month anniversary of the date of his termination of employment, and (b) the date he and his covered dependents become eligible for healthcare coverage under another employer’s plan(s); and (ii) the premiums to maintain the executive’s life and disability insurance coverage through the 24-month anniversary date of his termination of employment. In addition, in the event that the executive’s employment is terminated due to death or disability, the executive or his beneficiaries or estate will be entitled to receive an amount equal to the executive’s target bonus for the fiscal year in which the termination occurs, and if employment is terminated due to a disability, the Company will directly pay, or reimburse, the executive for (i) the premium for executive and his dependents to maintain continued health care coverage pursuant to COBRA through the earlier of (a) the 24-month anniversary of the date of his termination of employment, and (b) the date he and his covered dependents become eligible for healthcare coverage under another employer’s plan(s); and (ii) the premiums to maintain the executive’s life and disability insurance coverage through the 24-month anniversary date of his termination of employment.
The 2019 Severance Agreement Amendments amended the terms of the 2019 Severance Agreements to provide that, in the event of a covered termination in connection with a change in control, the executive will be entitled to receive two (rather than one) times the executive’s base salary plus the greater of (i) the average of the annual cash bonuses received for the two fiscal years ending before the termination; and (ii) the target annual bonus for the year in which the termination occurs.
Both our 2022 Plan and 2013 Plan provide that upon a “change in control” (as defined in the 2022 Plan and 2013 Plan, respectively), our Board of Directors may, in its discretion, determine whether some or all outstanding options and stock appreciation rights will become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSU awards will be deemed satisfied.
Time-based RSUs awarded to executives. The time-based RSU awards granted to our NEOs provide that if (i) the executive remains continuously employed by us through the date of the closing of a change in control transaction, and (ii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award will vest as of the date of the closing of the change in control. If (i) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and

(ii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award will become vested in accordance with the provisions of award agreement, provided that if the executive has a qualifying termination (as defined in the award agreement generally as an involuntary termination without “cause” or a termination by the executive for “good reason”) before all the RSUs become vested and the executive remains continuously employed by us or our successor-in-interest or an affiliate thereof through the date of such qualifying termination, the RSUs will become fully vested as to all remaining RSUs upon the effective date of such qualifying termination.
The performance-based RSU awards granted to Messrs. Bauer, Mitchell, Keeler and Lee in 2022, 2021 and 2020 include change in control provisions that are summarized as follows:
2022 performance-based RSUs with vesting based on revenue and pre-tax earnings (with TSR modifier). In the event a change in control occurs before December 31, 2024, the performance period will terminate on closing of the change in control transaction and the following provisions will apply:
•If (i) the closing of the change in control transaction occurs on or before January 1, 2023, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the number of RSUs issuable pursuant to the award assuming target performance (which is 40% of the maximum RSUs) will vest as of the date of the closing of the change in control.
•If (i) the closing of the change in control transaction occurs on or before January 1, 2023, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the number of RSUs issuable pursuant to the award assuming target performance (which is 40% of the maximum RSUs) may vest as follows: if (a) the executive remains continuously employed by us or our successor-in-interest or an affiliate through the December 31, 2024, such number of RSUs will become fully vested effective as of December 31, 2024 or (b) if executive has a “qualifying termination” (as defined in the award agreement generally as an involuntary termination without “cause” or a termination by the executive for “good reason”) before December 31, 2024, such number of RSUs will become vested upon the effective date of such qualifying termination.
•If (i) the closing of the change in control transaction occurs after January 1, 2023, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award will vest as of the date of the closing of the change in control transaction, but only with respect to a number of

RSUs equal to the “change in control units” (as defined in the award agreement), which is calculated with reference to actual Company performance through the end of its last fiscal quarter prior to the closing date of the change in control transaction.
•If (i) the closing of the change in control transaction occurs after January 1, 2023, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award may become vested, but only with respect to a number of RSUs equal to the “change in control units”, as follows: if (a) the executive remains continuously employed by us or our successor-in-interest or an affiliate through December 31, 2024, such change in control units shall become fully effective as of the Vesting Date or (b) if the executive has a “qualifying termination” before December 31, 2024 and the executive remains continuously employed by us or our successor-in-interest or an affiliate through the date of such qualifying termination, the change in control units will become vested upon the effective date of the qualifying termination. The number of “change in control units” issuable under the applicable award agreement is calculated with reference to actual Company performance through the end of its last fiscal quarter prior to the closing date of the change in control transaction.
2021 performance-based RSUs with vesting based on revenue and pre-tax earnings (with TSR modifier). In the event a change in control occurs before December 31, 2023, the performance period will terminate on closing of the change in control transaction and the following provisions will apply:
•If (i) the closing of the change in control transaction occurs on or before January 1, 2022, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the number of RSUs issuable pursuant to the award assuming target performance (which is 40% of the maximum RSUs) will vest as of the date of the closing of the change in control.
•If (i) the closing of the change in control transaction occurs on or before January 1, 2022, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the number of RSUs issuable pursuant to the award assuming target performance (which is 40% of the maximum RSUs) may vest as follows: if (a) the executive remains continuously employed by us or our successor-in-interest or an affiliate through the December 31, 2023, such number of RSUs will become fully vested effective as of December 31, 2023 or (b) if executive has a “qualifying termination” (as defined in the award agreement generally as an involuntary termination without “cause” or a termination by the executive for “good reason”) before December 31, 2023, such number of RSUs will become vested upon the effective date of such qualifying termination.

•If (i) the closing of the change in control transaction occurs after January 1, 2022, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award will vest as of the date of the closing of the change in control transaction, but only with respect to a number of RSUs equal to the “change in control units” (as defined in the award agreement), which is calculated with reference to actual Company performance through the end of its last fiscal quarter prior to the closing date of the change in control transaction.
•If (i) the closing of the change in control transaction occurs after January 1, 2022, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award may become vested, but only with respect to a number of RSUs equal to the “change in control units”, as follows: if (a) the executive remains continuously employed by us or our successor-in-interest or an affiliate through December 31, 2023, such change in control units shall become fully effective as of the Vesting Date or (b) if the executive has a “qualifying termination” before December 31, 2023 and the executive remains continuously employed by us or our successor-in-interest or an affiliate through the date of such qualifying termination, the change in control units will become vested upon the effective date of the qualifying termination. The number of “change in control units” issuable under the applicable award agreement is calculated with reference to actual Company performance through the end of its last fiscal quarter prior to the closing date of the change in control transaction.
2020 performance-based RSUs with vesting based on revenue and pre-tax earnings (with TSR modifier). In the event a change in control occurs before December 31, 2022, the performance period will terminate on closing of the change in control transaction and the following provisions will apply:
•If (i) the closing of the change in control transaction occurs on or before January 1, 2021,(ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the number of RSUs issuable pursuant to the award assuming target performance (which is 40% of the maximum RSUs) will vest as of the date of the closing of the change in control.
•If (i) the closing of the change in control transaction occurs on or before January 1, 2021, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the number of RSUs issuable pursuant to the award assuming target performance (which is 40% of the maximum RSUs) may vest as follows: if (a) the executive remains continuously employed by us or our successor-in-interest or an affiliate through the December 31, 2022, such number of RSUs will become fully vested effective as of December 31, 2022 or (b) if executive has a “qualifying termination” before December 31, 2022, such number of RSUs will become vested upon the effective date of such qualifying termination.
•If (i) the closing of the change in control transaction occurs after January 1, 2021, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award will vest as of the date of the closing of the change in control transaction, but only with respect to a number of RSUs equal to the “change in control units” (as defined in the award agreement), which is calculated with reference to actual Company performance through the end of its last fiscal quarter prior to the closing date of the change in control transaction.
•If (i) the closing of the change in control transaction occurs after January 1, 2021, (ii) the executive remains continuously employed by us through the date of the closing of the change in control transaction, and (iii) the award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the change in control, or is otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction, the RSUs granted pursuant to the award may become vested, but only with respect to a number of RSUs equal to the “change in control units”, as follows: if (a) the executive remains continuously employed by us or our successor-in-interest or an affiliate through December 31, 2022, such change in control units shall become fully effective as of the Vesting Date or (b) if the executive has a “qualifying termination” before December 31, 2022 and the executive remains continuously employed by us or our successor-in-interest or an affiliate through the date of such qualifying termination, the change in control units will become vested upon the effective date of the qualifying termination. The number of “change in control units” issuable under the applicable award agreement is calculated with reference to actual Company performance through the end of its last fiscal quarter prior to the closing date of the change in control transaction
The following table shows the estimated potential payments upon termination of employment or a change in control for the NEOs. The table assumes that (i) the triggering event took place on December 31, 2022, the last business day of our fiscal 2022; (ii) except in the case of termination for cause by the Company and termination by executive without good reason, our Board of Directors determines that all outstanding options would become exercisable; (iii) except in the case of termination for cause by the Company, termination by executive without good reason and death or disability, our Compensation Committee would accelerate all time-based RSUs that remain unvested; (iv) the intrinsic value of equity vesting acceleration is computed, (a) in the case of unexercised options, by multiplying the difference between the exercise prices of the unexercised options and the closing market price of our common stock on December 30, 2022 ($18.59), the last trading day of our fiscal year 2022, by the number of unexercised options and, (b) in the case of unvested RSUs, by multiplying the closing market price of our common stock on December 30, 2022 ($18.59), the last trading day of our fiscal year 2022, by the number of unvested RSUs; (v) in the case of an involuntary termination without cause, a voluntary termination for good reason or a change in control with voluntary termination for good reason or involuntary termination without cause, a performance incentive bonus was earned under our 2022 annual incentive plan at the level set forth in the Summary Compensation table for each individual; (vi) in the case of death or disability, a performance incentive bonus was earned under our 2022 annual incentive plan at target level for each individual; (vii) the affected executive receives a payout with respect to all outstanding performance-based RSUs based on target performance; (viii) the affected executive elects to receive continued healthcare coverage pursuant to the provisions of COBRA for 24 months using rates of approximately $2,000 per month; (ix) in the case of Messrs. Bauer and Mitchell, the executive receives premiums to maintain his life insurance coverage for 24 months using rates of $3,180 and $7,710 per year, respectively; and (x) the affected executive remains continuously employed by us through the date of closing of the change in control transaction, the award is not assumed in full by the acquiring or successor company or its affiliate or otherwise continued in full force and effect and the change in control transaction closed on December 31, 2022. The Company and the affected executives may, depending upon the circumstances, negotiate for different payments that may be higher or lower than those described in the table. Amounts to be provided to an executive under arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and are available to all salaried employees are not included in the following table in accordance with SEC regulations.

Name	Payments and Benefits	Involuntary Termination For Cause or Voluntary Termination Other Than for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Change in Control With Voluntary Termination for Good Reason or Involuntary Termination Without Cause(1) ($)	Death or Disability ($)
Douglas F. Bauer	Severance	—	11,174,602	15,267,102	1,680,000
	Equity awards	—	—	8,004,464	3,907,086
	Continued benefits	—	51,180	51,180	51,180(2)
	Total	—	11,225,782	23,322,746	5,638,266
Thomas J. Mitchell	Severance	—	8,832,427	12,789,927	1,627,500
	Equity awards	—	—	8,036,540	3,843,220
	Continued benefits	—	55,710	55,710	55,710(2)
	Total	—	8,888,137	20,882,177	5,526,430
Glenn J. Keeler	Severance	—	3,319,368	5,019,368	910,000
	Equity awards	—	—	2,197,654	1,018,753
	Continued benefits	—	48,000	48,000	48,000(2)
	Total	—	3,367,368	7,265,022	1,976,753
David C. Lee	Severance	—	2,078,739	3,178,739	550,000
	Equity awards	—	—	1,280,925	571,539
	Continued benefits	—	48,000	48,000	48,000(2)
	Total	—	2,126,739	4,507,664	1,169,539
__________

(1)
In the event of a change in control where the executive does not incur a separation from service before the date of closing of the change in control transaction and the award is not assumed in full by the acquiring or successor company or its affiliate or otherwise continued in full force and effect, the executives’ equity awards would vest as provided in this column.

(2)	Payable only in the event the executive’s employment is terminated due to disability.

The above table does not give effect to performance-based and time-based RSUs awarded to our NEOs in February 2023.
The foregoing descriptions of the performance-based RSU awards, the 2019 Employment Agreements, the 2019 Severance Agreements, the 2019 Severance Agreement Amendments and the Letter Agreement are summaries only and are not complete. The full text of the award agreements, the 2019 Employment Agreements, the 2019 Severance Agreements and the Letter Agreement are included as exhibits to our quarterly report on Form 10-Q filed with the SEC on July 25, 2019, April 23, 2020, April 22, 2021, and April 21, 2022 and current reports on Form 8-K filed with the SEC on March 2, 2016, February 28, 2017, February 26, 2019 and July 1, 2019.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information for 2022:
•the annual total compensation of our CEO, Mr. Bauer, was $7,633,218; and
•the median of the annual total compensation of all of our employees (other than our CEO) as of December 31, 2022 (our “Median Employee”) was $145,410.
Based on this information, the ratio of the annual total compensation of our CEO to that of our Median Employee in 2022 was approximately 52 to 1.
For purposes of calculating the pay ratio, we determined the annual total compensation of our CEO and our Median Employee as follows:
•As of December 31, 2022, our employee population consisted of 1,537 individuals, 67 of whom were employees of Tri Pointe Connect, our mortgage financing joint venture that is fully consolidated under the Financial Services section in our consolidated financial statements.
•We identified our Median Employee by ranking from lowest to highest the amount of total cash compensation paid to each of these employees (other than the CEO) in 2022. Total cash compensation consists of all wages, cash bonus payments and other cash payments representing compensation during the period. We annualized the total cash compensation of 319 full-time and part-time individuals included in our employee population who were hired in 2022 but did not work for us the entire year.
•We believe total cash compensation is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees, with only approximately 14% of individuals included in our employee population receiving annual equity awards as part of their compensation package in 2022.
•We calculated the annual total compensation of our CEO and our Median Employee using the same methodology that we use to calculate the annual total compensation of our NEOs as set forth in the Fiscal 2022 Summary Compensation Table included elsewhere in this proxy statement, except that, in order to better reflect our employee compensation practices, the annual total compensation for both our CEO and our Median Employee includes the dollar value of non-discriminatory health and welfare benefit contributions made by the Company, which are not required to be reported as compensation for our CEO in the Fiscal 2022 Summary Compensation Table. The difference between our CEO’s annual total compensation reported in the “Total” column of the Fiscal 2022 Summary Compensation Table and the annual total compensation set forth above represents health and welfare benefit contributions (in an amount equal to $18,150).
    The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid and our financial performance. For additional details concerning our compensation philosophy, including the means by which we seek to link a significant portion of our executive compensation program with specified performance metrics, see “Compensation Discussion and Analysis”.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands) ($)(8)	Adjusted Pre-Tax Earnings (in thousands) ($)(9)
					Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return ($)(7)
2022	7,615,068	2,424,401	4,452,858	2,345,145	119.32	146.86	582,409	817,300
2021	7,496,282	16,966,496	3,863,092	7,632,348	179.01	188.07	469,267	700,910
2020	6,855,660	8,472,093	3,234,075	3,746,493	110.72	123.63	282,207	373,377
__________

(1)	For each of the years presented, our principal executive officer (“PEO”) is Douglas F. Bauer, Chief Executive Officer, and our remaining NEOs are Thomas J. Mitchell, President and Chief Operating Officer; Glenn J. Keeler, Chief Financial Officer and Chief Accounting Officer; and David C. Lee, Vice President, General Counsel and Secretary.
(2)	The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Bauer for each corresponding year in the “Total” column of the applicable Summary Compensation Table.
(3)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Bauer, as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the actual amount of compensation earned by or paid to Mr. Bauer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, we made the following adjustments to Mr. Bauer’s total compensation for each year to determine the “compensation actually paid”:

Year	Summary Compensation Table Total for PEO ($)	Minus Reported Value of Equity Awards ($)(a)	Plus Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	7,615,068	3,629,986	(1,560,681)	2,424,401
2021	7,496,282	3,324,722	12,794,936	16,966,496
2020	6,855,660	2,837,015	4,453,448	8,472,093
__________

(a)	The grant date fair value of equity awards in this column represents the total of the amounts, if any, reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition or subtraction, as applicable, of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date of such awards; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction in an amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant; provided, that for purposes of this table, for performance-based awards that may be earned on the basis of a performance-based condition over the course of a three-year performance period, (a) the fair value as of the end of the first year of the performance period assumes target performance under the applicable award; (b) the fair value as of the end of the second year of the performance period is based on a probable outcome assessment of performance through the first two years of the performance period under the applicable award, with an assumed performance of no less than threshold; and (c) the fair value as of the end of the third year of the performance period is based on actual performance results under the applicable award. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	3,122,321	(2,444,903)	—	(2,238,098)	—	—	(1,560,681)
2021	5,259,754	7,336,410	—	198,772	—	—	12,794,936
2020	2,596,560	1,307,074	—	155,673	(394,141)	—	4,453,448

(4)	The dollar amounts reported in this column are averages of the amounts of total compensation reported for Messrs. Mitchell, Keeler and Lee for each corresponding year in the “Total” column of the applicable Summary Compensation Table for such NEOs.
(5)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to Messrs. Mitchell, Keeler and Lee as a group, as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the actual amount of compensation earned by or paid to Messrs. Mitchell, Keeler and Lee, respectively, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, we made the following adjustments to the average total compensation of such NEOs as a group for each year to determine the “compensation actually paid”, using the same methodology described in footnote 3 above:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Minus Average Reported Value of Equity Awards ($)(a)	Plus Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	4,452,858	1,880,102	(227,611)	2,345,145
2021	3,863,092	1,549,868	5,319,124	7,632,348
2020	3,234,075	1,220,534	1,732,952	3,746,493
__________

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year-over-Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	1,619,886	(1,065,695)	—	(781,801)	—	—	(227,611)
2021	2,447,987	2,795,286	—	75,851	—	—	5,319,124
2020	1,117,799	433,730	—	55,096	(126,327)	—	1,732,952

(6)	TSR is calculated by dividing (i) the sum of (a) the cumulative amount of cash dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between our stock price at the end and the beginning of the measurement period by (ii) our stock price at the beginning of the measurement period, as equitably adjusted to reflect stock dividends, stock splits, reverse stock splits, recapitalizations, spin-offs and other corporate changes having similar effect.
(7)	The peer group used is the Dow Jones U.S. Home Construction Index, which is the same peer group used for purposes of Section 201(e) of Regulation S-K in our Annual Report on Form 10-K for the year ended December 31, 2022.
(8)	Represents reported net income for each year indicated, calculated in accordance with GAAP.
(9)
Adjusted pre-tax earnings is defined as income before income taxes, as reported in our consolidated financial statements for the applicable periods, adjusted to exclude (for 2021 and subsequent periods) the impact of consolidated bonus expense, land-related charges and impairments, and debt refinancing or extinguishment, and (for all periods) changes in applicable accounting standards, net income attributed to non-controlling interests, and any unusual or nonrecurring events affecting us or our financial statements that the Compensation Committee deems appropriate in its sole discretion. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that adjusted pre-tax earnings is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) that we use to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a pay for performance culture. The metrics that we use for both our short-term and long-term incentive awards are designed to motivate performance by our NEOs and facilitate growth of long-term stockholder value while mitigating incentives for undue risk-taking. The most important financial performance measures that we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:
•Adjusted Pre-Tax Earnings
•Adjusted Revenue
•Relative TSR (our TSR as compared to a peer group established by the Compensation Committee)
Discussion of Pay Versus Performance Table

As described in more detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a pay for performance culture. While we utilize several performance measures to align executive compensation with our performance, we have not presented all of such measures in the Pay Versus Performance table. Additionally, while we generally seek to incentivize long-term performance, we do not specifically align our performance measures with compensation that is actually paid, as computed in accordance with Item 402(v) of Regulation S-K, for a particular year.

The following graphs demonstrate, for the three-year period presented, the relationship between our cumulative TSR and the cumulative TSR of our peer group, as well as the relationship between the amount of “compensation actually paid” to Mr. Bauer and our NEOs as a group (excluding Mr. Bauer) and our (i) cumulative TSR, (ii) net income and (iii) adjusted pre-tax earnings, respectively. The amount of “compensation actually paid” to Mr. Bauer and our NEOs as a group (excluding Mr. Bauer) is generally consistent with our cumulative TSR over the three-year period presented in the table due to the fact that a significant portion of the “compensation actually paid” to each of our NEOs is comprised of time- and performance-based equity awards. Additionally, the amount of “compensation actually paid” to Mr. Bauer and our NEOs as a group (excluding Mr. Bauer) is generally consistent with our net income and adjusted pre-tax earnings for the first two of the three years presented in the table. The lack of correlation between “compensation actually paid”, in each case, and both net income and adjusted pre-tax earnings for the third year presented in the table is largely due to a decline in the fair value of certain equity awards year-over-year, which is largely attributable to a material decline in the market value of our stock compared to the end of 2021, notwithstanding an increase in both net income and adjusted pre-tax earnings for 2022 compared to the prior year.

Compensation Actually Paid and TSR
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$200
$175
$150
$125
$100
Cumulative TSR
(value of initial $100 investment)
2020
2021
2022
PEO
Average for Non-PEO NEOs
Company Cumulative TSR
Peer Group Cumulative TSR

Compensation Actually Paid and Net Income
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$600,000
$400,000
$200,000
$0
Net Income (in thousands)
2020
2021
2022
PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted Pre-Tax Earnings
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Adjusted Pre-Tax Earnings (in thousands)
$750,000
$500,000
$250,000
$0
2020
2021
2022
PEO
Average for Non-PEO NEOs
Adjusted Pre-Tax Earnings

DIRECTOR COMPENSATION
The following table sets forth the total cash and equity compensation paid to non-employee directors for their service on our Board of Directors and committees of our Board of Directors during fiscal 2022:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Lawrence B. Burrows	115,000	154,999	269,999
Steven J. Gilbert	187,174	154,999	342,173
R. Kent Grahl	101,000	154,999	255,999
Vicki D. McWilliams	95,000	154,999	249,999
Constance B. Moore	116,000	154,999	270,999
__________

(1)
The amounts reported in this column reflect the aggregate grant date fair value of RSU awards to each of the non-employee directors, computed in accordance with FASB ASC Topic 718. Amounts shown do not reflect compensation actually received or that may be realized in the future by the directors. For a discussion of the assumptions relating to the valuation of the awards, please see Note 14. Stock Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2022.

Compensation of Non-Employee Directors
Directors who are full-time employees do not receive any compensation for their services as directors. For the fiscal year ended December 31, 2022, our cash and equity compensation program for our non-employee directors was comprised of the following:
•an annual cash retainer of $75,000 and a restricted stock award of $155,000 (based upon the closing price on the date of grant);
•an additional annual cash retainer of $30,000 to the Chair of our Audit Committee and an additional cash retainer of $16,000 for the other members of our Audit Committee;
•an additional annual cash retainer of $25,000 to the Chair of our Compensation Committee and an additional cash retainer of $10,000 for the other members of such committee;
•an additional annual cash retainer of $20,000 to the Chair of our Nominating and Corporate Governance Committee and an additional cash retainer of $10,000 for the other members of such committee; and
•an additional annual cash retainer of $75,000 to the Chairman of our Board of Directors.
Effective immediately following the annual meeting, (i) the annual cash retainer payable to our non-employee directors will increase to $80,000; and (ii) the annual restricted stock award issued to our non-employee directors will increase to $165,000.
We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, but not limited to, travel expenses in connection with their attendance in-person at board and committee meetings.

In determining the compensation program for our non-employee directors, our Board of Directors and Compensation Committee obtain input from Semler Brossy, the independent compensation consultant retained by our Compensation Committee, including a survey of the non-employee director compensation practices of a peer group of companies.
Director Stock Ownership Requirement
Each of our independent directors is required, within five years of becoming a member of our Board of Directors, to own shares of common stock equal to five times the annual cash retainer payable to non-employee directors.

REPORT OF THE AUDIT COMMITTEE
This report of the Audit Committee of our Board of Directors is required by the SEC and, in accordance with SEC rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm for 2022, the audited financial statements for the fiscal year ended December 31, 2022. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP the accounting firm’s independence.
Based upon the foregoing review and discussions described in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Form 10‑K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by:
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Lawrence B. Burrows, Audit Committee Chair
R. Kent Grahl
Constance B. Moore

February 15, 2023

MANAGEMENT
Set forth below are the names, ages and positions of Tri Pointe’s executive officers as of February 28, 2023. Each executive officer shall hold office until the executive officer’s respective successor is elected and qualified or until the executive officer’s earlier death, resignation or removal.

Name	Age	Position
Douglas F. Bauer	61	Chief Executive Officer
Thomas J. Mitchell	62	President and Chief Operating Officer
Glenn J. Keeler	46	Chief Financial Officer and Chief Accounting Officer
David C. Lee	51	Vice President, General Counsel and Secretary
For biographical information for Mr. Douglas F. Bauer, see “Board of Directors—Director Nominees.”
THOMAS J. MITCHELL. Mr. Mitchell has served as Tri Pointe’s President and Chief Operating Officer since January 30, 2013. He served as a member of the board of managers of TPH LLC prior to its conversion into a corporation. Prior to forming TPH LLC in April 2009, from 1988 to 2009, Mr. Mitchell served in several capacities, including most recently Executive Vice President, for William Lyon Homes, a homebuilding company whose common stock was listed on the NYSE from 1999 until the company was taken private in 2006. Through his various roles within that company, Mr. Mitchell developed a broad background and experience in all aspects of residential construction and land development. Prior to his 20-year tenure at William Lyon Homes, Mr. Mitchell spent over two years with The Irvine Company in their community development group and over two years with Pacific Savings Bank. Throughout his career, Mr. Mitchell has obtained significant experience in land acquisition, land entitlement, land development, project planning, product design, construction operations, project and company finance, sales and marketing, customer satisfaction and warranty service. Mr. Mitchell has more than 30 years of experience in the real estate development and homebuilding industry. His accomplishments have been recognized by, among other things, him being awarded the Outstanding Home Design and National Home of the Year awards and being identified by Home Builder Executive as a Top 100 President. In 2004, Mr. Mitchell was awarded the BIA Inland Empire Builder of the Year. Mr. Mitchell received his B.A. from California State University of Long Beach.
GLENN J. KEELER. Mr. Keeler joined Tri Pointe in February 2013 and was appointed as our Chief Financial Officer on January 1, 2020. He continues to serve as our Chief Accounting Officer. From 2011 until 2013, he served as Corporate Controller of STEC, Inc., a publicly traded, global provider of enterprise-class solid state drives. From 2006 until 2011, Mr. Keeler served as Director of Finance and Controller of Lantronix, Inc., a publicly traded designer, developer, marketer and seller of networking and communications products. Mr. Keeler spent six years at Ernst & Young LLP serving clients in the real estate, technology and manufacturing industries. Mr. Keeler is a Certified Public Accountant (inactive) in California and earned his B.A. from California State University Dominguez Hills.
DAVID C. LEE. Mr. Lee has served as our Vice President, General Counsel and Secretary since January 2018. From 2013 until joining our management team, Mr. Lee was a partner in the Orange County and Los Angeles offices of K&L Gates LLP, where he focused on capital markets transactions, mergers and acquisitions and general corporate and securities matters. From 2004 to 2013, Mr. Lee was a corporate and securities lawyer with Gibson, Dunn & Crutcher LLP, and from 1998 to 2004, Mr. Lee served as special counsel in the Office of Chief Counsel at the U.S. Securities and Exchange Commission’s Division of Corporation Finance and as counsel to an SEC Commissioner. Mr. Lee received his B.A. from University of California, Riverside, his M.B.A. from Loyola Marymount University and his law degree from Loyola Law School, Los Angeles.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation described in the section entitled “Executive Compensation,” our executive officers, directors and other related parties will be entitled to receive, or have received since the beginning of the last fiscal year, material financial and other benefits, including the following:
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and our current executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Conflicts of Interest
Tri Pointe has adopted written Corporate Governance Guidelines that, among other things, require directors to disclose to the Chairman of our Board of Directors personal or business interests that involve an actual or potential conflict of interest. In addition, our Code of Business Conduct and Ethics requires that a “Related Person Transaction” must be approved in advance by a vote of a majority of our disinterested and independent directors. A “Related Person Transaction” means any transaction, arrangement or relationship in which (i) Tri Pointe is a participant and (ii) a “Related Person” has, or will have, a direct or indirect material interest. “Related Person” means (i) a member of our Board of Directors of the Company and any nominee; (ii) an executive officer (as defined under SEC rules) of the Company; (iii) any stockholder beneficially owning more than five percent of any outstanding class of Tri Pointe’s voting securities; (iv) an Immediate Family Member of any such person, and (v) any entity in which any person identified in (i) through (iii) is employed, or is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. “Immediate Family Member” means any spouse, child, stepchild, son-in-law or daughter-in-law, parent, stepparent, mother-in- law or father-in-law, sibling, brother-in-law or sister-in-law of a person, and any person sharing the household of such person (other than a tenant or employee). Our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (or persons performing similar functions) (collectively, “Senior Officers” and each a “Senior Officer”) must comply with our Code of Ethics for Senior Executive and Financial Officers, which requires the prior written approval of our Audit Committee before a Senior Officer makes any investment, accepts any position or benefits, participates in any transaction or business arrangement or otherwise acts in a manner that creates or appears to create a conflict of interest. Neither the adoption of these policies nor any communication concerning these policies is intended to constitute a representation concerning past, present or future compliance by the persons subject to them. We cannot assure you that these policies will be successful in eliminating the influence of conflicts of interest. These policies may be amended from time to time at the discretion of our Board of Directors, without a vote of stockholders.

AUDIT COMMITTEE MATTERS
Independent Registered Public Accounting Firm Fees
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young LLP. All fees below were approved by our Audit Committee in conformity with our Audit Committee’s pre-approval process.

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$1,619,000	$1,916,115
Audit-Related Fees(2)	45,000	55,205
Tax Fees(3)	271,000	305,565
All Other Fees(4)	1,590	1,885
Total	$1,936,590	$2,278,770
__________

(1)	These are fees for audit services and related expenses, including fees associated with the annual audit and services provided for statutory and regulatory filings, including the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, comfort letters, consents and reviews of the Company’s SEC filings.
(2)	These are fees for assurance and related services performed by Ernst & Young LLP, including consulting on financial accounting/reporting standards.
(3)	These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes the preparation of Tri Pointe’s and its consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items.
(4)	These are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Our Audit Committee has responsibility for establishing policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee has the sole authority and responsibility to select, appoint, evaluate, compensate, retain and oversee the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting). Our internal auditing function and the independent registered public accounting firm reports directly to our Audit Committee. Our Audit Committee has the sole authority to approve all audit engagement fees and terms, and our Audit Committee, or the Chair of our Audit Committee, must pre-approve any audit and non-audit services provided to us by the independent registered public accounting firm and the fees and terms thereof (provided that the Chair may not pre-approve services in excess of $25,000 and must report any such approval to the full Audit Committee at the next regularly scheduled meeting of our Audit Committee).

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Stockholders who wish to submit a proposal to be considered for inclusion in our proxy statement and form of proxy for the 2024 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a‑8 under the Exchange Act. To be eligible for inclusion, proposals must be submitted in writing and received by us on or before November 11, 2023 at Tri Pointe Homes, Inc., 940 Southwood Blvd, Suite 200, Incline Village, Nevada 89451, Attention: Corporate Secretary.
Any stockholder who intends to nominate an individual for election to our Board of Directors or submit a matter for consideration at the 2024 annual meeting, other than by submitting a proposal to be included in our 2024 proxy statement, must give timely notice according to our Bylaws. Our Bylaws provide that, to be timely for submission to the 2024 annual meeting, a stockholder’s notice must be mailed to and received at our principal executive offices, at 940 Southwood Blvd, Suite 200, Incline Village, Nevada 89451 not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials or notice of availability of proxy materials (whichever is earlier) for the 2023 annual meeting; provided, however, that if the 2024 annual meeting is held or the 2024 annual meeting date is called for a date that is not within 30 days from the first anniversary date of the 2023 annual meeting, then written notice by a stockholder in order to be timely must be received no earlier than the 120th day before the date of such annual meeting and not later than the later of the 90th day before the date of such annual meeting, as originally convened, or the close of business on the tenth day following the day on which the first public disclosure of the date of such annual meeting was made. For the avoidance of doubt, if the notice of proposed matter or nominated individual is not received during this timeframe, such proposal will be deemed untimely and will not be accepted.
In order for stockholder to give timely notice of nominations for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted by the same deadline disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice that is required by our Bylaws and by Rule 14a-19(b) under the Exchange Act.
For each matter any stockholder intends to bring before the 2024 annual meeting, the stockholder’s notice must comply with all applicable provisions of our Bylaws, including a description of the proposal or business (including the complete text of any resolutions to be presented at the annual meeting, and, in the event that such business includes a proposal to amend our Bylaws, the text of the proposed amendment), the reasons for conducting such business at the annual meeting, and any material interest the stockholder has in that business as well as information regarding the stockholder, the number of shares of our common stock that the stockholder owns and a representation that such stockholder intends to appear in person or by proxy at the annual meeting. Any stockholder proposals must also comply in all respects with the rules and regulations of the SEC. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.1 to our Current Report on Form 8‑K, filed with the SEC on October 27, 2016.

ANNUAL MEETING OF STOCKHOLDERS OF

# TRI POINTE HOMES, INC.

**April 19, 2023**

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00003333330303000000 7 041923

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Douglas F. Bauer | ☐ | ☐ | ☐ |
| Lawrence B. Burrows | ☐ | ☐ | ☐ |
| Steven J. Gilbert | ☐ | ☐ | ☐ |
| R. Kent Grahl | ☐ | ☐ | ☐ |
| Vicki D. McWilliams | ☐ | ☐ | ☐ |
| Constance B. Moore | ☐ | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Approval, on a non-binding, advisory basis, of the compensation of Tri Pointe Homes, Inc.'s named executive officers. | ☐ | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

# TRI POINTE HOMES, INC.

**April 19, 2023**

**GO GREEN**
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

**NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS**:
The notice of meeting, proxy statement, proxy card and annual report to stockholders are available at http://www.astproxyportal.com/ast/18094/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303030000 7 041923

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Douglas F. Bauer | ☐ | ☐ | ☐ |
| Lawrence B. Burrows | ☐ | ☐ | ☐ |
| Steven J. Gilbert | ☐ | ☐ | ☐ |
| R. Kent Grahl | ☐ | ☐ | ☐ |
| Vicki D. McWilliams | ☐ | ☐ | ☐ |
| Constance B. Moore | ☐ | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Approval, on a non-binding, advisory basis, of the compensation of Tri Pointe Homes, Inc.'s named executive officers. | ☐ | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

# TRI POINTE HOMES, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE**
**BOARD OF DIRECTORS OF TRI POINTE HOMES, INC.**
**ANNUAL MEETING OF STOCKHOLDERS ON APRIL 19, 2023**

The undersigned appoint(s) Douglas F. Bauer and Thomas J. Mitchell, or any of them, as proxies, each with the power to appoint a substitute, and authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Tri Pointe Homes, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Tri Pointe Homes, Inc. to be held at 10:00 a.m. Pacific Time on Wednesday, April 19, 2023, at 3161 Michelson Drive, Suite 1500, Irvine, California 92612, and any adjournment or postponement of that meeting.

**(Continued and to be signed on the reverse side)**

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